UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Wolverine World Wide, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2025 PROXY STATEMENT

NOTICE OF

2025 Annual Meeting of Shareholders

WOLVERINE worldwide

ny20039473x1_002

LETTER FROM THE CHAIRMAN
March 19, 2025
Dear Fellow Shareholders,
2024 was an important year in the transformation of Wolverine Worldwide.
I’m pleased to report that in 2024 the Company delivered on its plan for its shareholders, driven by significantly stronger financial performance, substantial improvement in talent and capabilities, and a stronger foundation for sustainable long-term growth. The Board will continue to actively engage with the management team in developing and overseeing execution of the Company’s clear strategy, taking into account volatile market conditions.
We would like to extend special thanks to Dave Kollat and Jodi Bricker for their valuable contributions over the years. They are not standing for reelection this year, and we will miss them. To ensure the Board continues to be equipped with the right mix of skills and experiences, we plan to fill these seats with new directors who bring a powerful range of backgrounds and relevant growth-oriented industry expertise.
We are confident Wolverine will make meaningful progress in the year ahead.
On behalf of the entire Board of Directors, thank you for your continued support.
Sincerely,

Tom Long
Chairman of the Board
2025 PROXY STATEMENT	1

LETTER FROM THE CEO
Delivering an Ambitious Turnaround
Entering 2024, we had outlined a three-phase plan to turn around Wolverine Worldwide – focused on stabilizing the Company, transforming the organization, and ultimately inflecting to growth – and our team delivered across all aspects of this effort. We successfully completed the stabilization phase and strengthened the balance sheet, finishing the year with less than half the debt we held 24 months earlier and the cleanest inventory position since the pandemic. We also meaningfully improved the business’ profitability, achieving record gross margin and delivering earnings per share nearly six times greater than the prior year. Finally, and importantly, the Company inflected to growth in the final quarter of 2024 – establishing momentum for the year ahead.
Accelerating Growth
While it’s early in our inflection phase, Wolverine Worldwide is indeed growing again – with the Saucony brand leading the way, which is expected to deliver a mid-teens increase in 2025. Our growth is due in large part to the good progress we’ve made to transform the Company and begin to once again build our tremendous brands around the world. We reshaped our portfolio for enhanced focus, and we’ve developed stronger capabilities to execute our Brand-building Model – intent on building awesome products, telling amazing stories, and driving the business. To underpin our model, we bolstered consumer and trend insights. To complement our product engine, we added new talent, implemented advanced tools for greater effectiveness and efficiency, and opened our first-ever Innovation Hub in downtown Boston to tap into the concentration of exceptional talent in the region. To strengthen our marketing capabilities, we recruited new marketing leadership across our brands and created an in-house studio for nimble asset creation to engage today’s always-on consumers. Finally, to help drive the business in the marketplace, we deployed brand protection measures and more disciplined distribution management, developed more strategic relationships with our partners domestically and internationally, and established a compelling platform to activate our brands with impact through our key city initiative – beginning in Tokyo and London. Wolverine Worldwide is a meaningfully different company today than it was a year ago, now poised to enable the profitable growth of our brands.
The Opportunity Ahead
Our brands are originals and leaders in attractive performance markets that we believe are aligned with long-term, macro consumer trends and provide a sizeable opportunity for penetration into broader lifestyle wearing occasions. We believe their potential is significant, and we are seeing our efforts begin to deliver results – giving us confidence in our strategy. In 2025 and beyond, we intend to take a balanced approach to further expand profitability while investing in our brands and capabilities to drive sustainable growth – all with a focus on maximizing returns and value for our shareholders.
Looking to the future, we are firmly focused as an organization on a new vision for Wolverine Worldwide:

Make.	We make great things…
Every Day.	Every day matters…
Better.	Our consumers are moved to live…

Our team is proud of the work we’ve done, but we are not satisfied. We are driven by a vision to Make. Every Day. Better. for our consumers, our communities, and for you – our shareholders. The next chapter in our Company’s 142-year history – one fixated on growth – is undoubtedly the most important one yet. We can’t wait to deliver once again.
As always, thank you for your continued support of Wolverine Worldwide.
Be Well and Be Safe,

Christopher Hufnagel
President and Chief Executive Officer
2025 PROXY STATEMENT	2

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
10:00 a.m. EDT, May 1, 2025
To Our Shareholders:
We invite you to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Wolverine World Wide, Inc. (“we,” “us,” the “Company,” “Wolverine Worldwide” or “Wolverine”). The meeting will be held on May 1, 2025, at 10:00 a.m. EDT in a virtual format designed to provide shareholders with the same rights and opportunities to participate that they would have at an in-person meeting. At the Annual Meeting, shareholders will vote on the following items:

PROPOSAL			BOARD VOTE RECOMMENDATION	PAGE REFERENCE
1	Election of the Two Directors Named in the Proxy Statement for Terms Expiring in 2028	✔	FOR each Nominee	18
2	Advisory Resolution to Approve Executive Compensation	✔	FOR	73
3	Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2025	✔	FOR	75
4	Shareholder Proposal, if properly presented at the Annual Meeting	✘	AGAINST	76

Shareholders may also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Shareholders of record as of the close of business on March 3, 2025, the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, shareholders of record should go to the meeting website at www.virtualshareholdermeeting.com/WWW2025, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, shareholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or through the internet, or by completing, signing, dating and returning your proxy card in the enclosed envelope. Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting.
Rules for the conduct of the Annual Meeting will be available on the meeting website. For information about how to view the rules and the list of shareholders entitled to vote at the Annual Meeting during the ten days preceding the Annual Meeting, please visit our 2025 Annual Meeting website at www.wolverineworldwide.com/2025annualmeeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page.
2025 PROXY STATEMENT	3

This Notice of 2025 Annual Meeting of Shareholders, Proxy Statement, proxy or voting instruction card and Annual Report for our fiscal year ended December 28, 2024 are being mailed or made available to shareholders starting on or about March 19, 2025.
By Order of the Board of Directors,

David A. Latchana
Chief Legal Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 1, 2025.
Wolverine's Proxy Statement for the 2025 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended December 28, 2024, are available at: www.wolverineworldwide.com/2025annualmeeting.

2025 PROXY STATEMENT	4

2025 PROXY STATEMENT	5

Proxy Statement Summary
This summary highlights key information that can be found in greater detail elsewhere in this Proxy Statement. This summary does not contain all the information that shareholders should consider, and shareholders should read the entire Proxy Statement before voting.
Our Brand Portfolio
Wolverine Worldwide maintains a diverse portfolio of category-leading brands:

Our Strategic Direction
We are driven by a new vision for Wolverine Worldwide:

Make.	We make great things…
Every Day.	Every day matters…
Better.	Our consumers are moved to live…

Our portfolio is strategically focused on brands that are originals and leaders in attractive performance categories that we believe are aligned with long-term, macro consumer trends. Consistent with the Company’s vision, each brand in our portfolio endeavors to make their consumers’ lives better – healthier, happier, and more productive.
Building differentiated, purpose-led brands capable of exciting consumers and delivering healthy margins is fundamental to our strategy. To do so, we are building capabilities and aligning the organization around our global Brand-building Model, prioritizing:

1. Designing Awesome Products – Innovative, trend-right, priced-right, covetable products informed by deep insights that solve for consumer’s wants and needs
2. Telling Amazing Stories – Differentiated, meaningful stories that reach consumers when and where they want to engage
3. Driving the Business – A constant pursuit to build and protect our brands in the marketplace

2025 PROXY STATEMENT	6

Our corporate structure enables our brands to focus on consumers, product, and marketing by providing platforms and centers-of-excellence that efficiently drive operations and back-office activities. This helps create competitive advantages based on capabilities deemed to be strategically important – including consumer insights, trend, and innovation.
MATTERS TO BE VOTED UPON
Shareholders are being asked to vote on the following matters at the 2025 Annual Meeting of Shareholders:

PROPOSAL			BOARD VOTE RECOMMENDATION	PAGE REFERENCE
1	Election of the Two Directors Named in the Proxy Statement for Terms Expiring in 2028	✔	FOR each Nominee	18
2	Advisory Resolution to Approve Executive Compensation	✔	FOR	73
3	Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2025	✔	FOR	75
4	Shareholder Proposal, if properly presented at the Annual Meeting	✘	AGAINST	76

ELECTION OF DIRECTORS FOR TERMS EXPIRING IN 2028
The Board currently consists of ten directors. The Company's By-Laws establish three classes of directors with each class serving three-year terms.
The Board has nominated two directors for election at the Annual Meeting, as outlined in the table below. Each director nominee has been nominated to serve for a three-year term expiring at the annual meeting of shareholders to be held in 2028. The Board recommends that shareholders vote “FOR” each of the nominees named below.

	Age	Director Since	Independent	Committees	Proposed Term Expiration	Other Public Directorships
Jeffrey M. Boromisa Retired Executive Vice President, Kellogg International, President, Latin America and Senior Vice President, Kellogg Company	70	2006	✔	Audit (Chair) Governance	2028	None
Christopher E. Hufnagel President and Chief Executive Officer, Wolverine Worldwide	52	2023		None	2028	None

Detailed director biographies can be found on pages 19-28 of the Proxy Statement.
2025 PROXY STATEMENT	7

Board Highlights
The following charts illustrate key characteristics of the Board as of the date of this Proxy Statement:

Board is Composed of Directors with the Right Mix of Skills and Experiences
The following chart lists the important skills and experiences that the Company's directors possess:

2025 PROXY STATEMENT	8

Shareholder Engagement
As part of its ongoing shareholder engagement efforts, the Company reached out in early 2025 to shareholders representing holders of approximately 78% of its outstanding shares held by institutional investors, and has held or expects to hold meetings or calls with all shareholders who accepted the Company's invitation. Discussions to date focused on Company strategy, corporate responsibility, financial performance and governance.
Corporate Governance Highlights
Wolverine Worldwide is committed to a governance structure that provides strong shareholder rights and meaningful accountability.

✔	Highly independent Board and Committees	✔	Annual Board and Committee self-evaluations
✔	Independent Chairman of the Board	✔	Robust Board and executive succession planning process, including annual written director nominee evaluations
✔	Majority voting with director resignation policy	✔	Long-standing commitment to inclusion
✔	Director onboarding orientation program and ongoing education initiatives	✔	No supermajority vote requirements
✔	Shareholder right to act by written consent	✔	Active shareholder engagement practices

Meeting Information
The Company's Annual Meeting is scheduled to take place virtually, as set forth in the notice, on May 1, 2025, at 10:00 a.m. EDT. The Company encourages you to vote your shares before the Annual Meeting.
2025 PROXY STATEMENT	9

Corporate Governance
Wolverine Worldwide is committed to the highest level of corporate governance, and the Board has adopted Corporate Governance Guidelines to strengthen management accountability and promote long-term shareholder interests.
BOARD OF DIRECTORS
The shareholders elect directors to serve on the Company's Board of Directors (the “Board of Directors” or “Board”). The Board oversees the management of the business by the Chief Executive Officer (“CEO”) and senior management. In addition to its general oversight function, the Board's responsibilities include, but are not limited to, the following:
•
Reviewing and approving the Company's financial and other key objectives and strategic business plans, and monitoring implementation of those plans and the Company's success in meeting identified objectives

•	Selecting, evaluating and approving the compensation of the CEO and overseeing CEO succession planning
•	Providing advice and oversight regarding the selection, evaluation, development and compensation of management
•	Overseeing the Company's process for assessing and managing risk and mitigation activities
•	Nominating the Company’s director candidates and appointing committee members
•	Engaging in succession planning for the Board and key leadership roles on the Board and its committees
•	Shaping effective corporate governance
•
Reviewing and monitoring administration of policies and procedures to safeguard the integrity of the Company's business operations and financial reporting and to promote compliance with applicable laws and regulations

Board Composition
Board Highlights
The Board prides itself on its ability to recruit and retain directors who have high personal and professional integrity and have demonstrated exceptional ability and judgment to effectively serve shareholders' long-term interests. These skills and experience will help the Company accomplish its most important strategic objectives, such as global brand-building, investing in the Company's growth brands, direct-to-consumer and digital growth, powerful product, operational excellence, supply chain management, and international growth. The Board also values a diversity of backgrounds, experiences, and perspectives and considers this an important factor in identifying and considering nominees for appointment and election. The Board believes that its directors, including the nominees for election as directors at the Annual Meeting, have characteristics and valuable skills that provide the Company with the variety and depth of knowledge, judgment and strategic vision necessary to provide effective oversight of the Company.
To help achieve the right mix of experience and expertise, and to assist in succession planning, the Board, at the recommendation of the Governance Committee, has identified specified skills and experience it desires its members to possess. The below graphic lists these skills and experience and indicates which of the directors possess each. As shown, these skills and experience are well represented within the Board.
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BOARD SKILLS AND EXPERIENCE

	Totals	Andersen	Boromisa	Bricker	Gerber	Hufnagel	Kollat	Lauderback	Long	Price	Wilson-Thompson
Active Executive	1					✔
Brand Building	9	✔	✔	✔		✔	✔	✔	✔	✔	✔
Current or Former CEO	4			✔		✔	✔		✔
Digital/eCommerce/IT	4	✔		✔		✔	✔
Finance	6		✔		✔		✔		✔	✔	✔
Footwear/Apparel	6	✔		✔	✔	✔	✔	✔
Global Supply Chain	5	✔	✔			✔		✔		✔
International Business	10	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Marketing	7	✔	✔	✔		✔	✔	✔	✔
Public Company Governance	7		✔		✔	✔	✔	✔	✔		✔
Retail	9	✔		✔	✔	✔	✔	✔	✔	✔	✔

The Governance Committee reviews with the Board on an annual basis the skills, experience and characteristics desired of Board members in the context of the current makeup of the Board. The Board, with the assistance of the Governance Committee, annually assesses the current composition of the Board across many dimensions. As set forth in the Company's Corporate Governance Guidelines, which are posted on its website, this assessment addresses the skills and experience set forth in the table above and the individual performance, experience, age and skills of each director.
Director Nominations
The Board's Governance Committee serves as its nominating committee. The Governance Committee, in anticipation of upcoming director elections and other potential or expected Board vacancies, evaluates qualified individuals and recommends candidates to the Board. As part of the search process for each new director, the Governance Committee endeavors to include qualified women and minority candidates as part of the pool from which Board nominees are chosen. The Governance Committee may (and typically does) retain a search firm or other external parties to assist it in identifying candidates, and the Governance Committee has the sole authority to select such a firm, approve the search firm's fees and retention terms, and to terminate the firm if necessary.
The Governance Committee considers candidates suggested by directors, senior management or shareholders. Shareholders may recommend individuals as potential director candidates by communicating with the Governance Committee through one of the Board communication mechanisms described under the heading “Shareholder Communications Policy.” Shareholders that wish to nominate a director candidate must comply with the procedures set forth in the Company's By-Laws, which are posted on its website. The deadline for shareholders to submit notice of nominations for next year’s annual meeting is set forth under the heading “Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting” in this Proxy Statement.
Ultimately, upon the recommendation of the Governance Committee, the Board selects the Company’s director nominees for election at each annual meeting. In selecting director nominees, the Board considers each candidate's performance as a director (which is assessed through an anonymous written peer evaluation) if such candidate is serving or has served as a director of the Company; personal and professional integrity; ability and judgment; and likelihood to be effective, working with the other nominees and directors, in serving the long-term interests of the shareholders. The Governance Committee also considers candidates' relative skills, experience, attributes, background and characteristics as well as independence under applicable New York Stock Exchange (“NYSE”) listing standards and the Company's Director Independence Standards, potential to contribute to the composition and culture of the Board, ability and willingness to actively participate in the Board and committee meetings and to otherwise devote sufficient time to Board duties.
2025 PROXY STATEMENT	11

Director Onboarding and Ongoing Education Initiatives
The Board provides onboarding orientation programs to familiarize new Board members with the Company’s business and the operation of the Board. Directors are encouraged to participate in continuing education programs to assist them in performing their Board responsibilities. The Company supports director education by coordinating continuing education programs and reimbursing directors for related expenses.
BOARD SELF-ASSESSMENT
As part of an annual Board assessment, each director evaluates over a number of dimensions the performance of the Board and any committee on which he or she serves. Tom Long, the Chairman of the Board, works with the Governance Committee to review the Board self-assessment with directors following the end of each fiscal year and to conduct individual director interviews at the end of each year. Committee Chairpersons review the committee self-assessments with their respective committee members and discuss them with the Board. The Company has also used a third-party facilitator to elicit feedback from directors as part of the Board assessment process.
In addition, the Governance Committee, working with the Chairman of the Board, develops and implements guidelines for evaluating all directors standing for nomination and election and oversees the evaluation of such nominees.

The Corporate Governance Guidelines (including the Director Independence Standards), the Charter for each Board committee (Audit, Compensation and Human Capital and Governance), the Company's Certificate of Incorporation, By-Laws, Code of Business Conduct, and its Accounting and Finance Code of Ethics all are available on the Wolverine Worldwide website at: www.wolverineworldwide.com/investor-relations/corporate-governance/.

The Board and applicable committees annually review these and other key governance documents.

RISK OVERSIGHT
The Board oversees the Company's process for assessing and managing enterprise risk and mitigation activities with a focus on the most significant enterprise risks facing the Company, including strategic, inventory, operational and supply chain, financial, cybersecurity, human capital, environmental, social, and governance (“ESG”) and legal compliance risks. This oversight is conducted through quarterly presentations by and discussions with the President and CEO, Chief Financial Officer (“CFO”), Director of Internal Audit, Chief Legal Officer, Chief Information Officer, Chief Information Security Officer, brand and department leaders and other members of management. The Chief Legal Officer, Risk Manager, and Director of Internal Audit coordinate management's day-to-day risk management and mitigation efforts, and the Director of Internal Audit reports directly to the Audit Committee.
The Chief Legal Officer, Risk Manager, and Director of Internal Audit review with the Audit Committee regularly, and with the full Board periodically, management's risk assessment and mitigation strategies. In addition to the above processes, the Board has delegated risk management and mitigation oversight responsibilities to its standing committees, which meet regularly to review and discuss specific risk topics that align with their core responsibilities.
•
The Audit Committee reviews the Company's approach to enterprise risk management generally. The Audit Committee also oversees the Company's risk policies and processes relating to its financial statements and financial reporting processes, credit risks and liquidity risks, major legal and regulatory compliance risk exposures, as well as the Company's management of risks related to cybersecurity and data privacy. The Audit Committee discusses with management and the independent auditors significant risks or exposures and the steps taken by management to mitigate them.

•
The Board has delegated the primary responsibility to oversee cybersecurity matters to the Audit Committee. The Audit Committee regularly reviews the measures implemented by the Company to identify and mitigate data protection and cybersecurity risks. As part of such reviews, the Audit Committee receives quarterly reports and presentations from members of the Company’s team responsible for overseeing the Company’s cybersecurity risk management, including the Chief Information Security Officer, Chief Information Officer, and members of the legal team, which address a wide range of topics including recent developments, evolving standards, vulnerability assessments, third-party and independent reviews, the threat environment, technological trends and information security considerations arising with respect to the Company’s peers and third parties. The other members of the Board receive these quarterly reports and

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attend presentations to the Audit Committee provided by members of management. The Company has protocols by which certain cybersecurity incidents that meet established reporting thresholds are escalated within the Company and, where appropriate, reported promptly to the Board and Audit Committee, as well as ongoing updates regarding any such incident until it has been addressed.
•
The Audit Committee reviews artificial intelligence (“AI”) exposures, risks and Company policies. The Board regularly receives updates from members of management on the Company’s policies, practices, and initiatives relating to the use of technology, including AI, across our operations.

•
The Compensation and Human Capital Committee oversees the risks associated with management resources; organization structure and succession planning, hiring, development and retention processes; and it reviews and evaluates risks associated with the Company's compensation structure, policies and programs. The Compensation and Human Capital Committee also oversees the relevant risks related to human capital management, including with respect to matters such as talent recruiting, development, progression and retention, inclusion, human health and safety and total rewards and workplace environment and culture.

•
The Governance Committee oversees the Company's management of risks related to the Company's governance structure and processes and potential risks arising from related person transactions. The Governance Committee also oversees risks related to the Company’s ESG matters.

Each year, the Company reviews its compensation policies and practices to assess whether they are reasonably likely to have a material adverse effect on the Company. As part of this review, the Company compiled information about the Company's incentive plans, including reviewing the Company's compensation philosophy, evaluating key incentive plan design features and reviewing historic payout levels and pay mix. With assistance from Company management and its independent compensation consultant, the Compensation and Human Capital Committee reviewed the executive compensation program, and managers from the Company's human resources and legal departments reviewed the non-executive compensation programs.
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ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
As Wolverine Worldwide begins its next chapter in its 142-year history, we are proud to move forward a stabilized company focused on transforming product innovation and pursuing a vision of building consumer-obsessed global brands. Our dedicated and talented team of employees continue to advance a portfolio of brands that are designed to enable customers to live healthier and more physically and mentally productive and fulfilled lives. Our ability to bring about change is grounded in our dedication to our planet and people and guided by the vision of a better tomorrow. These principles are embedded in the governance practices and Code of Business Conduct outlined below, which guide the Board and the Company’s global employees in their actions.
The focus of the Company’s ESG initiatives include the environment and climate, sustainability and responsible sourcing, inclusivity and community impact. These initiatives are a priority for the Company because we believe the Company will grow not just from solid financial performance and new products, but also the Company's positive impact on our communities, our employees and the planet.
In addition, Wolverine Worldwide’s governance structure is designed to enable execution of its policies, strengthens management accountability and enhances Wolverine Worldwide’s ability to generate long-term shareholder value.
Some of the Company's ESG initiatives are summarized below, and more information is available on the Company’s corporate responsibility website at wolverineworldwide.com/about-us/responsibility/ and in our most recent Global Impact Report at https://www.wolverineworldwide.com/wp-content/uploads/2025/01/2023WWW-Global-Impact-Report-FINAL.pdf.1
Environmental
Wolverine Worldwide aims to reduce and responsibly manage our environmental impact by measuring our Greenhouse Gas (GHG) emissions, actively implementing environmentally conscious business practices, reducing energy use at our offices and distribution centers, seeking out sustainable products and components, and responsibly sourcing our products in accordance with clear and transparent standards.
•
In 2023, Wolverine Worldwide conducted an assessment of the Company's climate-related programs and practices and established a Climate Action Plan, which identifies key milestones, workstreams and a timeline for the Company's internal climate program and disclosures.

•	In early 2024, Wolverine Worldwide engaged a third-party to conduct an Emissions Gap Assessment in order to establish a comprehensive GHG emissions inventory in alignment with key climate standards.
•
Wolverine Worldwide conducted a GHG emissions inventory on Scope 1 and Scope 2 emissions for 2023 and plans to report on these emissions in 2025, and annually thereafter. The Company is currently conducting a relevancy assessment and data collection with regard to Scope 3 GHG emissions categories.

•	Our brands continue to expand the use of recycled and innovative materials in their products designed to decrease environmental impacts.
Social
We believe that our global team members are critical to helping our business evolve and flourish. We work to maximize the engagement and contribution of our workforce and to attract the best talent available, while providing opportunities for growth and development for team members. Wolverine Worldwide strives to be a champion and driver of positive change within the global communities in which we live and work.
•
We offer our employees an array of opportunities for self-development and continued learning, including an annual Global Careers Conference, the Harvard Leadership Essentials series for people leaders, E-learning options and a coaching office to help our people develop, grow and become great leaders and team members.

[1]	Website references are provided for convenience only, and the content on the referenced websites is not, and shall not be deemed to be, incorporated by reference into this Proxy Statement.
2025 PROXY STATEMENT	14

•
Our 2024 pulse survey, which we use to collect feedback on employees’ job satisfaction, loyalty and engagement, had a Global Engagement Score of 7.5 which reflects results that are well within benchmark of the Consumer Durables & Apparel sector, with a 76% overall participation rate. Our entire employee population was invited to take part in the pulse survey.

•
In 2024, we hosted our first annual Global Day of Purpose as part of WOLVER1NE Week, during which we served the communities in which we live and work across the globe by donating 1000+ hours with partner nonprofit organizations.

•
We also realigned the mission of the Wolverine Worldwide Foundation, our charitable arm, to better represent our brands, consumers and employees and to enhance our commitment to promote the Foundation's three pillars: Healthy Lives and Outdoors, Diversifying Trades and Talent and Industry and Community Giving.

•
In 2024, 96% of our direct manufacturing base completed social compliance audits to assess whether our factory partners are upholding the employment, safety and other standards in our Production Code of Conduct. The social audits cover topics such as human trafficking and forced labor, harassment, abuse and discrimination, child labor and pregnant workers, wages and legal benefits, working hours, recruitment and contracts management, safety, occupational and health management and the environment.

Governance
Wolverine Worldwide is committed to a governance structure that provides strong shareholder rights and meaningful accountability. The Board regularly reviews brand initiatives, product collections and launches that have environmental and social impacts. The Board has delegated responsibility to its Governance Committee to oversee and make recommendations to it concerning ESG matters, including the Company’s ESG initiatives and their integration into the Company’s business and long-term value creation for the Company and its shareholders. The Governance Committee is also responsible for overseeing the development and disclosure of the Company’s broader ESG initiatives.
Our governance structure features:
•	Independent Board (except our CEO) and fully independent committees
•	Independent Board Chairman
•	Majority vote standard with director resignation policy
•	No supermajority vote requirements
•	Shareholder right to act by written consent
•	Annual Board and Committee self-evaluations
•	Robust Board and executive succession planning process, including annual written director nominee evaluations
•	Long-standing commitment to inclusion
•	Director onboarding orientation program and ongoing education initiatives
•	Active shareholder engagement practices
Inclusion & Belonging
With thousands of employees across the globe, Wolverine Worldwide's workforce represents a truly diverse range of cultures, religions, ethnicities, nationalities, backgrounds, and beliefs. Wolverine Worldwide is focused on fostering an inclusive environment where every team member feels valued, respected, and empowered. We believe cultivating a well-rounded, inclusive workforce is critical to serving the diverse needs of our global customer base. Inclusion is a focal point of our corporate culture, and we provide resources and programs to our team members to facilitate a sense of belonging. Our Board of Directors, through the Compensation and Human Capital Committee, oversees the Company’s Human Capital strategies and policies, and our Chief Human Resources Officer provides the Committee with regular updates on Company initiatives.
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In 2024, UN1TED was created to strategize and launch the Company's inclusion and belonging initiatives, including to:
•	Create and maintain connections and key partnerships within our communities
•	Grow and leverage Wolverine Worldwide employee resource groups, which are open to all employees
•
Nurture a culture and environment of belonging and inclusion through cross-promotional events, guest speakers, recognition of cultural events and observances and actions following the insights received from employee pulse surveys

For more information on the Company's inclusion and belonging initiatives, please see our most recent Global Impact Report, available at https://www.wolverineworldwide.com/wp-content/uploads/2025/01/2023WWW-Global-Impact-Report-FINAL.pdf.2
Our Workforce at a Glance
Below are metrics for Wolverine Worldwide's organizational diversity.3

CODE OF BUSINESS CONDUCT AND ACCOUNTING AND FINANCE CODE OF ETHICS
The Board has adopted a Code of Business Conduct for the Company's directors, officers and employees. The Board also has adopted an Accounting and Finance Code of Ethics (“Accounting and Finance Code”) that focuses on the financial reporting process and applies to the Company's CEO, CFO and Corporate Controller.

The Company discloses amendments to or waivers made with respect to directors or executive officers under both its Code of Business Conduct and Accounting and Finance Code within four business days following the date of the amendment or waiver on its website at: www.wolverineworldwide.com/investor-relations/corporate-governance/.

[2]	Website references are provided for convenience only, and the content on the referenced websites is not, and shall not be deemed to be, incorporated by reference into this Proxy Statement.
[3]	Ethnicity is reported for U.S. population only. Information provided is as of December 28, 2024.
2025 PROXY STATEMENT	16

SHAREHOLDER COMMUNICATIONS POLICY
Shareholders and other interested parties may send correspondence to the Board, the non-employee directors as a group, a specific Board committee or an individual director (including the Chairman of the Board) in the manner described below.
The Chief Legal Officer will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) as applicable at each regularly scheduled Board meeting.

Communications may be sent via email through various links on our website at:
www.wolverineworldwide.com/investor-relations/corporate-governance/
or by regular mail c/o Chief Legal Officer, Wolverine World Wide, Inc., 9341 Courtland Drive, NE, Rockford, Michigan 49351.

The Chief Legal Officer will alert individual directors if an item warrants a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting a prompt response, but not addressed to a specific director, will be routed to the applicable committee Chairperson.
2025 PROXY STATEMENT	17

Proposal 1 — Election of Directors
for Terms Expiring in 2028
The Board currently consists of ten directors. As recently announced, David T. Kollat and Jodi Bricker are departing from the Board at this year’s Annual Meeting. The Board thanks Mr. Kollat and Ms. Bricker for their many contributions to the Company over the years. Effective as of the Annual Meeting, the size of the Board will be reduced to eight directors. The Governance Committee is actively conducting a new director search.
The Company's By-Laws establish three classes of directors with each class serving staggered three-year terms. At each annual meeting, the term of one class expires. The Board has nominated two directors for election at the Annual Meeting: Jeffrey M. Boromisa and Christopher E. Hufnagel. Each director has been nominated to serve for a three-year term expiring at the annual meeting of shareholders to be held in 2028 or until his successor, if any, has been elected and is qualified.
Mr. Boromisa is an independent director, as determined by the Board under the applicable NYSE listing standards and the Company's Director Independence Standards. As the Company's President and CEO, Mr. Hufnagel is not an independent director. Each director nominee currently serves on the Board. The shareholders most recently elected Mr. Boromisa at the Company's 2022 Annual Meeting. Mr. Hufnagel was appointed to the Board in 2023 on the recommendation of the Company’s Governance Committee.
The Company is not aware of any nominee who will be unable or is unwilling to serve as a director. However, if a nominee is unable to serve or is otherwise unavailable for election, the incumbent directors may or may not select a substitute nominee. If the directors select a substitute nominee, the proxy holder will vote the shares represented by all valid proxies for the substitute nominee (unless other instructions are given).
The biographies of the two nominees, the two directors not seeking re-election and the other continuing directors of the Company are below, along with a discussion of the experience and skills of each director.
2025 PROXY STATEMENT	18

Director Nominees with
Proposed Terms Expiring in 2028

JEFFREY M. BOROMISA Retired Executive Vice President, Kellogg International, President, Latin America and Senior Vice President Kellogg Company

Career Highlights:
 •
Kellogg Company, a global food manufacturing company (1981 – 2009)
 °
Senior Vice President and member of the Global Leadership Team (2004 – 2009)
 °
Executive Vice President, Kellogg International (2007 – 2009)
 °
President, Latin America (2008 – 2009)
 °
President, Asia Pacific (2007 – 2008)
 °
Chief Financial Officer (2004 – 2006)

Experience and Skills:
 •
Finance: Deep expertise developed during his 25 years serving in financial roles at Kellogg, where he was hired as a senior auditor and promoted to positions with increasing responsibility until being named Chief Financial Officer. In that role, he had responsibility for the strategic planning, implementation, and management of all finance activities, including business planning, budgeting, forecasting, risk and governance.
 •
International Business: Substantial experience gained through his tenure at Kellogg, a large global company, where early in his career he was Controller for Kellogg de Mexico based in Queretaro, Mexico and later led operations for the company’s Asia Pacific and Latin America divisions.
 •
Audit Committee Leadership and Governance: Mr. Boromisa is a member of the Board of Haworth International, Inc. and serves as the Chair of Haworth’s Audit Committee. Mr. Boromisa is also a Trustee of Hawaii Pacific University and serves at the Vice-Chair of Hawaii Pacific’s Finance and Investment Committee.
 •
Mr. Boromisa also brings global supply chain, brand building, marketing, and public company governance experience and expertise to the Board.

Education:
 •
BA, Accounting, Michigan State University
 •
Completed graduate courses, Thunderbird, the American Graduate School of International Management
 •
CPA and a member of the American Institute of Certified Public Accountants

Age: 70 Director since: 2006 Board Committees: Audit (Chair) Governance Other Public Directorships: None

2025 PROXY STATEMENT	19

CHRISTOPHER E. HUFNAGEL President and Chief Executive Officer, Wolverine Worldwide

Career Highlights:
 •
Wolverine World Wide, Inc. (since 2008)
 °
President and Chief Executive Officer (since 2023)
 °
President (2023)
 °
President, Active Group (2022 – 2023)
 °
Global Brand President, Merrell (2019 – 2022)
 °
Global Brand President, CAT Footwear (2018 – 2019)
 °
Senior Vice President & Head of Corporate Strategy (2013 – 2018)
 °
President of Direct-to-Consumer (2008 – 2013)
 •
Under Armour, Inc., an activewear clothing and accessories retailer
 ° Vice President of Retail (2007 – 2008)
 •
The Gap, Inc., a clothing and accessories retailer
 ° Vice President of Brand Store Experience (2003 – 2007)
 •
Abercrombie & Fitch Co., a specialty retailer of apparel and accessories for men, women and kids
 °
Director of Presentation (1998 – 2003)

Experience and Skills:
 •
Footwear/Apparel: Extensive experience in the sector having spent his career at leading global footwear and apparel companies in positions of leadership and increasing responsibility including business development, portfolio management, M&A, investor relations, and corporate communications.
 •
Brand Building: Demonstrated track record of successfully building global brands gained over decades of omnichannel brand-building experience that began at Abercrombie & Fitch, where he helped create the look of the Hollister brand. As Vice President of Brand Store Experience at Gap, a position the company created for him, he led the very successful redesign of Gap stores to be more friendly, approachable and personal, and to ensure that every aspect of Gap’s stores reinforced how the company wanted its customers to feel about the brand. He further developed this expertise over the past 15 years at Wolverine, where he started the Company’s consumer insights and market intelligence function to build stronger connections with consumers, he led the Company’s transformation initiative, WOLVERINE WAY FORWARD, to help the organization compete better in the fast-changing global marketplace, and he has led all of the Company’s footwear brands.
 •
Retail: Deep expertise in all aspects of successfully operating a retail company gained at Abercrombie & Fitch and Gap, where he was responsible for in-store presentation, visual merchandising, and marketing, at Under Armour, where he served as Vice President of Retail and was responsible for the development, execution, and roll-out of the company’s retail strategy, and at Wolverine, where he initially was responsible for all direct-to-consumer operations, including e-commerce. Due to his keen sense for global trends and consumer desires, and deep understanding of the importance of having good relationships with the Company’s customers, he was promoted to positions of increasing responsibility including Global Brand President of CAT Footwear, where he took aggressive actions to help the team rapidly evolve its growth and go-to-market strategies. He also served as Global Brand President of Merrell, where he oversaw the Wolverine Worldwide Kid’s Group, as well as Global Licensing for the Company, and as President of the Active Group, with responsibility for Merrell, Saucony, and Chaco.
 •
Mr. Hufnagel also brings executive leadership, international business, digital/eCommerce/IT, and global supply chain experience and expertise to the Board.

Education:
 •
BA, Political Science & History, Alma College

Age: 52 Director since: 2023 Board Committees: None Other Public Directorships: None

BOARD RECOMMENDATION
The Board recommends that you vote “FOR” the election of the above nominees for proposed terms expiring in 2028.
2025 PROXY STATEMENT	20

Directors with Terms
Expiring in 2025 not Seeking Reelection

DAVID T. KOLLAT President and Chairman, 22, Inc.

Career Highlights:
 •
22 Inc., a company specializing in research and management consulting for retailers and consumer goods manufacturers
 °
Chairman and President (since 1987)
 •
The Limited, Inc., a publicly traded, multinational apparel, lingerie, and bath and body retail company that became L Brands
 °
Served in senior leadership positions, including as Executive Vice President, Marketing, President of Victoria’s Secret Direct, and as a member of its executive committee
(1976 – 1987)
 •
Management Horizons, a research and consulting firm specializing in marketing and retailing for consumer goods companies
 °
Executive Vice President (1972 – 1976)

Experience and Skills:
 •
Retail: Comprehensive understanding of the industry developed over many years spent researching, consulting and serving in leadership positions, including co-founding the Retail Intelligence System, a syndicated research program that has served over 200 companies. He developed the first computerized data base of all publicly-held retailing companies; pioneered new demographic, psychographic, and store positioning techniques in retailing; and adapted strategic and long-range planning systems to retailing.
 •
Marketing: Deep expertise first gained while at Management Horizons, where he directed and participated in consulting and research projects for companies in most major sectors of retailing and consumer goods marketing. This was further developed at Limited, where he, among other things, developed and implemented marketing positioning strategies and marketing departments for Limited Express, Victoria’s Secret and Lane Bryant. This experience informed the six books and numerous articles he has authored or co-authored on consumer behavior as well as marketing strategy, business strategy and corporate strategy.
 •
Public Company Governance: Significant experience through service on more than 20 boards of directors, including public company boards such as The Limited Inc. and its successor company, L Brands, where he served for 43 years; Sleep Number, a bedding manufacturer and retailer; Big Lots, a general merchandise close-out retailer; Cone Mills, a denim and fabric manufacturer; and Cooker Restaurant Company. He also served as Lead Independent Director of Wolverine from 2007 until November 2022 and has served as chair of the audit, compensation, and nominating and governance committees of additional publicly held companies.
 •
Dr. Kollat also brings executive leadership, footwear/apparel, brand building, digital/eCommerce/IT, finance, and international business experience and expertise to the Board.

Education:
 •
BBA, MBA, Marketing & Finance, Western Michigan University – Haworth College of Business
 •
DBA, Marketing, Finance, Management, Economics, Psychology, Indiana University – Kelley School of Business

Other Affiliations and Acknowledgements:
 •
Selected as one of the ten outstanding directors in corporate America by the Outstanding Directors Exchange, a New York division of the Financial Times
 •
Recognized as one of the top 100 directors in America by the National Association of Corporate Directors

Age: 86 Director since: 1992 Board Committees: Audit Compensation and Human Capital Other Public Directorships: None

2025 PROXY STATEMENT	21

JODI BRICKER Strategic Advisor, Luminary Impact Fund; Former Chief Executive Officer of Quay Australia President, Big Bend, LLC

Career Highlights:
 •
Quay Australia, a global eyewear brand that sells sunglasses and prescription eyewear
 ° Chief Executive Officer (2019 – 2023)
 •
The Gap, Inc., a worldwide clothing and accessories retailer
 °
Executive Vice President of Merchandising, Inventory Management and eCommerce, Athleta, Inc. (2016 - 2018)
 °
Executive Vice President and General Manager, Old Navy (2013 – 2016)
 °
Senior Vice President and General Manager, OldNavy.com (2011 – 2013)
 °
Served in multiple roles for Gap Direct, including Director of Merchandising and then Vice President and General Manager of OldNavy.com (2001 – 2006)
 °
Merchant, across various roles including Women's, Men's and Kids divisions, Old Navy
(1994 – 2001)
 •
Levi Strauss & Co., an apparel company and a global leader in Jeanswear
 °
Held various senior leadership roles, including Vice President, eCommerce/Digital for Levi’s.com and Dockers.com, Interim General Manager, Dockers Retail, and Vice President, Levi Women's Merchandising (2006 – 2011)

Experience and Skills:
 •
Retail: An experienced operator and strategic advisor in the consumer and retail space with a strong track record of driving high growth in vertical retail, ecommerce and wholesale channels across her more than 25+ years in senior leadership positions leading multinational apparel, accessories and lifestyle brands.
 •
Digital/eCommerce: Deep omni-channel expertise gained over a decade of leading and growing e-commerce channels at Old Navy, where she helped launch the e-commerce channel within Gap, Inc., at Levi’s, a traditional brick and mortal retail company, where she built a successful global digital culture and led a multi-brand ecommerce division driving growth and expanding the brand’s presence online. And at Athleta, leading and resetting the product and omnichannel strategy and charting the long-range plan towards achieving 1B in revenue.
 •
Brand Building and Product Expertise: Strong reputation for building brands beginning at Gap, Inc., where she was among a handful of merchants handpicked to launch Old Navy, which became one of the world's fastest growing retail brands. As CEO of Quay Australia, she led the Company to become one of the fastest growing independent brands in the eyewear industry and has helped expand the brand beyond sunglasses to the broader optical market. She brings deep expertise and a unique ability to connect consumer, product innovation and brand strategy to deliver growth and create products and brands that people love.
 •
Ms. Bricker also brings CEO/executive leadership, footwear/apparel, sustainability, global business, marketing and brand management expertise to the Board.

Education:
 •
BS, Merchandising, University of Arizona

Age: 57 Director since: 2023 Board Committees: Governance Other Public Directorships: None

2025 PROXY STATEMENT	22

Directors with Terms
Expiring in 2026

WILLIAM K. GERBER Managing Director, Cabrillo Point Capital LLC; Retired EVP and Chief Financial Officer, Kelly Services, Inc.

Career Highlights:
 •
Cabrillo Point Capital LLC, a private investment fund
 °
Managing Director (since 2008)
 •
Kelly Services, Inc., a publicly traded global staffing solutions company
 ° Executive Vice President and Chief Financial Officer (1998 – 2007)
 •
L Brands, Inc., a multinational apparel and retail company
 °
Served in various leadership positions (1983 – 1998), including Vice President, Finance and Vice President, Corporate Controller.

Experience and Skills:
 •
Audit Committee Leadership: Served as Audit Committee Chair for three public companies including AK Steel Holding, Kaydon, and Wolverine Worldwide.
 •
Finance: Deep expertise gained over 25 years in senior financial leadership positions that underpin his broad and keen understanding of complex financial and accounting matters and that he utilizes in his current position leading a private investment fund.
 •
International Business: Experience gained serving at L Brands, a multinational company, and Kelly Services, which has operation in more than 35 countries.
 •
Public Company Governance: Served as a director of Cleveland-Cliffs, Inc., the largest flat-rolled steel producer in North America from 2020 to 2024, and was on the board of AK Steel Holding Corporation from 2007 until it merged with Cleveland-Cliffs in 2020.
 •
Mr. Gerber also brings retail and footwear/apparel experience and expertise to the Board.

Education:
 •
BS, Economics and Finance, University of Pennsylvania’s Wharton School
 •
MBA, Finance, Harvard Business School

Age: 71 Director since: 2008 Board Committees: Audit Compensation and Human Capital Other Public Directorships: None

2025 PROXY STATEMENT	23

TOM LONG CHAIRMAN OF THE BOARD Retired Chief Executive Officer, MillerCoors LLC

Career Highlights:
 •
Bridger Growth Partners, LLC, a private investment fund
 °
Managing Partner (since 2015)
 •
MillerCoors LLC, a joint venture between SABMiller and Molson Coors, two publicly traded beverage companies
 °
Chief Executive Officer (2011 – 2015)
 °
President and Chief Commercial Officer (2008 – 2011)
 •
Miller Brewing Company, a beverage company
 °
Chief Executive Officer (2007 – 2008)
 °
Chief Marketing Officer (2005 – 2007)
 •
The Coca-Cola Company, a beverage company (1988 – 2005)
 °
Various senior leadership positions including Vice President of Strategic Marketing, Global Brands; Vice President, Strategic Marketing Research and Trends; President of Coca Cola’s Great Britain and Ireland Division; and President of the Northwest Europe Division

Experience and Skills:
 •
Brand Building: Established an impressive reputation for building strong global brands over more than 20 years in senior positions at category leading companies and subsequently serving as MillerCoors’ President and Chief Commercial Officer, where he played an integral role in building the now recognized brand of what was then a newly formed company.
 •
International Business: Oversaw strategy and operations for multiple large, global companies including Coca-Cola, where he served as President of both the Great Britain and Ireland division and the Northwest Europe division.
 •
Marketing: Developed exceptional marketing acumen and strong and lasting customer relationships at multiple consumer-focused brands.
 •
Mr. Long also brings executive leadership, retail, and finance experience and expertise to the Board.

Education:
 •
BA, English, University of North Carolina
 •
MBA, Harvard Business School

Age: 66 Director since: 2011 Board Committees: None Other Public Directorships: Amcor PLC (since 2017)

2025 PROXY STATEMENT	24

KATHLEEN WILSON-THOMPSON Retired Executive Vice President and Global Chief Human Resources Officer, Walgreens Boots Alliance, Inc.

Career Highlights:
 •
Walgreens Boots Alliance, Inc., a global pharmacy and wellbeing company
 °
Executive Vice President and Global Chief Human Resources Officer (2014 – 2021)
 °
Senior Vice President and Chief Human Resources Officer (2010 – 2014)
 •
Kellogg Company, a food manufacturing company
 °
Held various legal and operational roles, including most recently as Senior Vice President, Global Human Resources (1992 – 2010)

Experience and Skills:
 •
Retail: Developed significant experience over her 25 years at two leading retailers.
 •
International Business: Experience cultivated through her management roles and responsibilities at two global companies, in particular her responsibilities for employees worldwide.
 •
Public Company Governance: Experience gained currently serving as a director of Tesla, an electric vehicle manufacturer, clean energy, energy generation and storage company, and McKesson Corporation, a publicly-traded pharmaceutical distribution and healthcare technology company.
 •
Ms. Wilson-Thompson also brings brand building, legal, human capital management and finance experience and expertise to the Board.

Education:
 •
BA, English Literature, University of Michigan
 •
JD and LLM, Corporate and Finance Law, Wayne State University

Age: 67 Director since: 2021 Board Committees: Compensation and Human Capital (Chair) Governance Other Public Directorships: Tesla, Inc. (since 2019) McKesson Corporation (since 2022)

2025 PROXY STATEMENT	25

Directors with Terms
Expiring in 2027

BRENDA J. LAUDERBACK Chair, Denny’s Corporation; Retired President, Wholesale and Retail Group, Nine West Group, Inc.

Career Highlights:
 •
Nine West Group, Inc., a footwear wholesale retailer and distributor
 ° President, Wholesale and Retail Group (1995 – 1998)
 •
US Shoe Corporation, a footwear manufacturer, retailer and distributor
 °
President, Wholesale and Manufacturing Division, a position that included responsibility for offices in China, Italy and Spain (1993 – 1995)
 •
Dayton Hudson Corporation (now Target Corporation) a retail company
 °
Held various positions including Vice President, General Manager of shoes, accessories and children’s (1975 – 1993)

Experience and Skills:
 •
Footwear/Apparel: Spent more than 25 years in the industry in various positions of increasing responsibility resulting in deep expertise in all aspects of the industry, including merchandising, marketing, product development and design and manufacturing.
 •
Retail: Comprehensive understanding of what is integral to being a successful retail company gained over her career and further developed through her board experience, where she has been intimately involved in the transformation of retail and consumer preferences to a more digital and technology focus.
 •
Public Company Governance: Extensive experience gained serving as the Chair of Denny’s, a restaurant company, and a Director of Sleep Number Corporation, a bed manufacturer and retailer, and formerly serving on the board of Big Lots, Inc., a retail company, from 1998 to 2015.
 •
Ms. Lauderback also brings marketing, brand building, global supply chain, and international business experience and expertise to the Board.

Education:
 •
BS, Marketing, Robert Morris University

Other Affiliations and Acknowledgements:
 •
Named to the National Association of Corporate Directors (NACD) 2017 Directorship 100 list

Age: 74 Director since: 2003 Board Committees: Audit Governance (Chair) Other Public Directorships: Denny’s Corporation (since 2005), Board Chair (since 2016) Sleep Number Corporation (since 2004)

2025 PROXY STATEMENT	26

STACIA ANDERSEN Former Executive Vice President and Chief Customer Officer, PetSmart LLC

Career Highlights:
 •
PetSmart LLC, a specialty retailer of products, services, and solutions for pets
 °
Executive Vice President and Chief Customer Officer (2022 – 2024)
 °
Executive Vice President, Merchandising and Customer Experience (2019 – 2021)
 •
Abercrombie & Fitch Co., a specialty retailer of apparel and accessories for men, women and kids
 °
Brand President (2016 – 2018)
 •
Target Corporation, a general merchandise retailer (1994 – 2015)
 °
Held various leadership roles, including Senior Vice President of Merchandising for the Apparel, Accessories and Baby, and Home and Seasonal divisions

Experience and Skills:
 •
Brand Building: Impressive history overseeing brand development, including serving as Brand President of Abercrombie & Fitch, where she led the rebuilding and transformation of all aspects of the Abercrombie & Fitch and abercrombie kids brands. This builds on her experience at Target where she created strong brand strategies for multiple divisions.
 •
Digital/eCommerce: Played an instrumental role in overhauling the Abercrombie & Fitch store into a complete omnichannel experience and oversaw the digital and omnichannel transformation at PetSmart.
 •
Global Supply Chain: Extensive experience gained over her 20 years at Target where she served as a buyer, a divisional sourcing manager, Vice President of Global Sourcing, and President of Target Sourcing Services/Associated Merchandising Corporation, which included responsibility for $30B in annual imports from 40 countries.
 •
Ms. Andersen also brings footwear/apparel, international business, retail, and marketing experience and expertise to the Board.

Education:
 •
BA, Marketing and Communications, Buena Vista University

Age: 54 Director since: 2023 Board Committees: Audit Other Public Directorships: None

2025 PROXY STATEMENT	27

DEMONTY PRICE Former President, Chief Operating, Service and Values Officer, RH, formerly known as Restoration Hardware

Career Highlights:
 •
RH, a curator of design, taste and style in the luxury lifestyle market
 °
President and Chief Operating, Service and Values Officer (2017 – 2022)
 °
Co-President, Chief Operating Services and Values Officer (2016 – 2017)
 °
Chief Service and Values Officer (2015 – 2016)
 °
Senior Vice President of Retail Galleries and Operations, and Chief Values Officer
(2006 – 2015)
 °
Vice President of Stores (2003 – 2006)
 °
West Regional (2002 – 2003)
 •
Williams-Sonoma, Inc.
 °
Held various field leadership roles including Northwest District Manager (1999 – 2002)
 •
NIKE, Inc.
 °
Director of P.L.A.Y. (1997 – 1999)
 •
The Gap, Inc.
 °
District Manager (1993 – 1997)
 °
Manager of Diversity (1993 – 1997)

Experience and Skills:
 •
Retail: Extensive experience gained over his more than 35 years in senior leadership positions at global leading retailers, where he oversaw all aspects of operations from human resources and store design to supply chain and distribution.
 •
Operations: Deep understanding of the complexities involved in maintaining a global supply chain gained as President and Chief Operating, Service and Values Officer with responsibilities for overseeing the supply chain function, main brand retail stores, outlets, hospitality, human resources, distribution centers, home delivery, customer service and facilities for RH.
 •
Brand Building: Strong track record of leading company transformations that drove increased company and shareholder profits, including at Williams-Sonoma, where he rebuilt an underperforming district to become the top-performing stores for the company in the US, and at RH, where he supported the company’s significant operational restructuring that included the implementation of a new workforce in the RH galleries companywide.
 •
Mr. Price also brings finance, human capital management and international business experience and expertise to the Board.

Education:
 •
BS, Fashion Merchandising, Oregon State University

Age: 63 Director since: 2023 Board Committees: Compensation and Human Capital Other Public Directorships: None

2025 PROXY STATEMENT	28

BOARD LEADERSHIP
The Company’s Corporate Governance Guidelines give the Board the flexibility to determine the best leadership structure for the Company based upon the Company’s evolving needs and opportunities. The Governance Committee periodically reviews the Board’s leadership structure and considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders. In May 2023, the Board appointed Tom Long, an independent director, as Chairman of the Board. The Board believes its current leadership structure, in which the roles of Chairman and CEO are separated, best serves the Company at this time, as it allows the Company’s CEO to focus on executing the Company’s strategy and transformation, while leveraging our independent Chairman’s experience to drive accountability at the Board level.
DIRECTOR INDEPENDENCE
The Board annually assesses the independence of all directors. To qualify as “independent,” the Board must affirmatively determine that the director is independent under the Company’s Director Independence Standards, which are modeled after the listing standards of the NYSE. Under NYSE listing standards and the Company’s Director Independence Standards, the Board has determined that except for Mr. Hufnagel, who is a Company employee, each of our non-management directors (Stacia Andersen, Jeffrey M. Boromisa, Jodi Bricker, William K. Gerber, David T. Kollat, Brenda J. Lauderback, Tom Long, DeMonty Price, and Kathleen Wilson-Thompson) is independent. All of the Board’s committees are comprised entirely of independent directors. The independent directors generally meet in executive session at each regularly-scheduled Board meeting.
The Company’s Director Independence Standards define an “Independent Director” as a director who the Board determines otherwise has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and who:
•	Is not, and in the past three years has not been, an employee of the Company
•	Does not have, and has not had within the last three years, an immediate family member employed as an executive officer of the Company
•
Has not received, and does not have an immediate family member who received, during any 12 month period within the last three years, any direct compensation from the Company in excess of $120,000 (other than compensation for Board service; compensation received by the director for former service as an interim Chairman, CEO or other executive officer; compensation received by the director’s immediate family member for service as a non-executive employee; and pension and other forms of deferred compensation for prior service if such compensation is not contingent in any way on continued service)

•	Is not a current employee or partner of a firm that is the Company’s internal or external auditor
•
Has not been, and does not have an immediate family member who has been, within the last three years, a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time

•
Does not have an immediate family member who is (i) a current partner of the Company’s internal or external auditor, or (ii) a current employee of the Company’s internal or external auditor who personally works on the Company’s audit

•
Is not, and has not been within the last three years, part of an interlocking directorate in which a current executive officer of Wolverine Worldwide serves or served on the compensation committee of another company where the director or the director’s immediate family member concurrently serves or served as an executive officer

•
Is not an employee of, and does not have an immediate family member who is an executive officer of, another company that has made payments to, or received payments from, Wolverine Worldwide for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues

•	Has not had any other direct or indirect relationship with Wolverine Worldwide that the Board determines is material
2025 PROXY STATEMENT	29

BOARD COMMITTEES, MEETINGS AND MEETING ATTENDANCE
The Board has three committees: Audit, Compensation and Human Capital, and Governance. Each committee meets periodically throughout the year and reports its recommendations to the Board. The Company expects directors to attend every meeting of the Board and the committees on which they serve and to attend the annual meeting of shareholders. In 2024, all directors then serving on the Board attended the 2024 Annual Meeting of Shareholders, and all directors attended at least 75% of the meetings of the Board (6 meetings in 2024) and the committees on which they served held during the period for which he or she served.
All directors are typically invited to attend all committee meetings, but only committee members are required to attend meetings of their respective committees. Our independent directors met regularly in separate executive sessions during fiscal year 2024, all of which were chaired and led by the Independent Chairman of the Board.
Each committee annually evaluates its performance to determine its effectiveness. The Board has determined that all committee members are “independent” as defined by NYSE listing standards. Furthermore, each Audit Committee member satisfies the NYSE “financial literacy” requirement. In addition, the Board has determined that Mr. Boromisa and Mr. Gerber are “audit committee financial experts” under Securities and Exchange Commission (“SEC”) rules. Each committee’s charter, with a complete list of the duties and responsibilities, is available on the Company’s website at www.wolverineworldwide.com/investor-relations/corporate-governance/.

AUDIT COMMITTEE
Committee Members	•	Boromisa (Chair)
	•	Andersen
	•	Gerber
	•	Kollat
	•	Lauderback
Number of Meetings in 2024	6
Highlighted Responsibilities	•	Appoints, evaluates and oversees the work of the independent auditors and oversees the internal audit function
	•	Oversees the Company’s approach to enterprise risk management, including policies and processes with respect to enterprise risk management
	•	Oversees the Company’s cybersecurity and data privacy risks and exposures
	•	Oversees the Company’s program for promoting and monitoring compliance with applicable legal and regulatory requirements
	•	Oversees the integrity of the Company’s financial statements, financial reporting process and internal controls
	•	Coordinates with the Governance Committee and the Compensation and Human Capital Committee on the Company’s required ESG disclosures

2025 PROXY STATEMENT	30

COMPENSATION AND HUMAN CAPITAL COMMITTEE
Committee Members	•	Wilson-Thompson (Chair)
	•	Gerber
	•	Kollat
	•	Price
Number of Meetings in 2024	7
Highlighted Responsibilities	•	Assists the Board in fulfilling its responsibilities relating to executive compensation and the Company’s compensation and benefit policies and programs
	•	Oversees the overall compensation structure, policies and programs, including whether the compensation structure establishes appropriate incentives for management and employees
	•	Oversees the Company’s management of risks relating to the Company’s compensation structure, policies and programs
•
Oversees and reviews the Company’s programs, policies and practices related to human capital management and related disclosures, including with respect to matters such as talent recruiting, development, progression and retention, inclusion, human health and safety and total rewards and workplace environment and culture

	•	The Compensation and Human Capital Committee may delegate its authority to one or more subcommittees of the Compensation and Human Capital Committee
	•	Coordinates with the Governance Committee and the Audit Committee on the Company’s required ESG disclosures

GOVERNANCE COMMITTEE
Committee Members	•	Lauderback (Chair)
	•	Boromisa
	•	Bricker
	•	Wilson-Thompson
Number of Meetings in 2024	5
Highlighted Responsibilities	•	Assists the Board in fulfilling its responsibilities on matters and issues related to the Company's corporate governance practices
	•	Working with the Board, establishes qualification standards for membership on the Board and its committees and recommends nominees for election or re-election by the shareholders at the annual meeting
	•	Develops and recommends to the Board for its approval an annual self-evaluation process for the Board, its committees and individual directors, and oversees the evaluation process
•
Oversees and reviews periodically the Company’s programs, policies, practices, relevant risks and opportunities, measures, objectives and performance relating to ESG matters and related disclosures, and makes recommendations to the Board regarding their integration into the Company's business strategy and operations

	•	Coordinates with the Compensation and Human Capital Committee and the Audit Committee on the Company’s required ESG disclosures

2025 PROXY STATEMENT	31

Director Compensation in Fiscal Year 2024
The Company's non-employee director compensation philosophy is to pay compensation that is competitive with the compensation paid by companies of similar size, in similar industries and with whom Wolverine Worldwide competes for director candidates. The Governance Committee, with input from management and from the Compensation and Human Capital Committee's independent compensation consultant, reviewed director compensation and compared it to market data, including a comparison to director compensation for the Company's Peer Group, as defined on page 49, and broader industry market surveys (FW Cook Director Compensation Report and NACD Director Compensation Report).
The following table provides information regarding the compensation of the Company's non-employee directors for fiscal year 2024. In 2024, Mr. Hufnagel received compensation for his services as the Company's President and CEO but did not receive any additional compensation for service as a director. His compensation is reflected in the Compensation Discussion and Analysis section, the Summary Compensation Table, and related tables and disclosures.

	Fees Paid in Cash		Cash Amounts Voluntarily Deferred		Fees Earned or Paid in Cash[1]		Restricted Stock Unit Awards[2]		Totals
Andersen	$95,000	+	—	=	$95,000	+	$145,000	=	$240,000
Boromisa	—	+	$132,000	=	$132,000	+	$145,000	=	$277,000
Bricker	$92,000	+	—	=	$92,000	+	$145,000	=	$237,000
Gerber	$107,000	+	—	=	$107,000	+	$145,000	=	$252,000
Kollat	$107,000	+	—	=	$107,000	+	$145,000	=	$252,000
Lauderback	$122,000	+	—	=	$122,000	+	$145,000	=	$267,000
Long	$145,000	+	—	=	$145,000	+	$255,000	=	$400,000
Price	—	+	$92,000	=	$92,000	+	$145,000	=	$237,000
Wilson-Thompson	$124,000	+	—	=	$124,000	+	$145,000	=	$269,000

1.
Represents cash payments received or deferred by non-employee directors for fiscal year 2024. Non-employee directors may defer fees pursuant to the Director Deferred Compensation Plan or Deferred Compensation Plan (each as defined below). The table shows the Fees Earned or Paid in Cash separated into Fees Paid in Cash and Cash Amounts Voluntarily Deferred.

2.
Represents the aggregate grant date fair value of restricted stock units granted to non-employee directors in fiscal year 2024, calculated in accordance with Accounting Standard Codification (“ASC”) Topic 718, without regard to estimated forfeitures. The chart below lists the aggregate outstanding option awards (granted prior to 2018) and restricted stock units held by non-employee directors at the end of fiscal year 2024. For valuation assumptions, see the Stock-Based Compensation footnote to the Company's Consolidated Financial Statements for fiscal year 2024 included in its Annual Report on Form 10-K for fiscal year 2024.

Name	Option Awards Outstanding at December 28, 2024 (#)	Restricted Stock Units held at December 28, 2024[1] (#)
Andersen	—	22,830
Boromisa	28,795	47,338
Bricker	—	13,315
Gerber	28,795	13,315
Kollat	36,282	13,315
Lauderback	28,795	13,315
Long	28,795	40,364
Price	—	22,830
Wilson-Thompson	—	33,113

1.
Includes 34,023, 9,515, 16,948, 9,515 and 19,798 fully vested restricted stock units held by each of Mr. Boromisa, Ms. Andersen, Mr. Long, Mr. Price and Ms. Wilson-Thompson, respectively, that were deferred and will be settled on the date elected by the director.

2025 PROXY STATEMENT	32

The following table shows the non-employee director compensation program for fiscal year 2024, which remained unchanged from fiscal year 2023:

	Compensation Plan for 2024
Component	Cash	Restricted Stock Units[1]
Annual Director Fee	$80,000	Number of restricted stock units “RSUs” with a grant date value of $145,000.
Audit Committee Annual Fee	$15,000
Audit Committee Chairperson Annual Fee	$25,000
Compensation and Human Capital Committee Annual Fee	$12,000
Compensation and Human Capital Committee Chairperson Annual Fee	$20,000
Governance Committee Annual Fee	$12,000
Governance Committee Chairperson Annual Fee	$20,000
Chairman of the Board Annual Fee	In lieu of the standard Annual Director Fee, the Chairman of the Board was paid a Cash Retainer of $145,000	In lieu of the standard RSU grant, the Chairman of the Board received a number of RSUs with a grant date value of $255,000

1.
For fiscal year 2024, Messrs. Boromisa, Gerber, Kollat and Price and Mses. Andersen, Bricker, Wilson-Thompson and Lauderback each received 13,315 restricted stock units. Mr. Long received 23,416 restricted stock units. The above restricted stock units were granted in May 2024 under the Stock Incentive Plan of 2016, as amended, and vest one year from the date of grant. Directors may defer settlement of these restricted stock unit awards upon vesting.

Director Deferred Compensation Plan. The Company's Amended and Restated Outside Directors' Deferred Compensation Plan (the “Director Deferred Compensation Plan”) is a supplemental nonqualified deferred compensation plan for non-employee directors. A separate non-employee director deferred compensation plan applies to benefits accrued under that plan before January 1, 2005. The Director Deferred Compensation Plan permits all non-employee directors to voluntarily defer, at their option, 25%, 50%, 75% or 100% of their director cash fees. The Company establishes a book account for each non-employee director and credits the director's account with a number of stock units equal to the amounts voluntarily deferred, divided by the closing market price of common stock on the payment/deferral date. The Company also credits director accounts with dividend equivalents on amounts previously deferred in the form of additional stock units. The amounts credited to director accounts are treated as if invested in Wolverine Worldwide common stock. The number of stock units held in director accounts is set forth under the “Stock Ownership By Management and Others” table below.
Upon a director's termination of service, or such later date as a director selects, the Company will distribute the stock units in the director's book account in shares of Wolverine Worldwide common stock in either a single, lump sum distribution or annual installment distributions over a period of up to 20 years (10 years under the plan for benefits accrued before January 1, 2005) based on the director's election. The Company converts each stock unit to one share of Wolverine Worldwide common stock.
Upon a “change in control,” the Company will distribute to the director, in a single, lump sum distribution, Wolverine Worldwide common stock in a number of shares equal to the stock units credited to a director's book account. The Deferred Compensation Plan defines “change in control” as any of the following:
•
The acquisition by any person, or by more than one person acting as a group, of more than 50% of either (i) the then outstanding shares of common stock of Wolverine Worldwide or (ii) the total fair market value of Wolverine Worldwide

•
The acquisition by any person, or more than one person acting as a group, during the 12 month period from and including the date of the most recent acquisition, of ownership of 30% or more of the outstanding common stock of Wolverine Worldwide

•
The replacement of a majority of the individuals who constitute the Board during any 12 month period by directors whose appointment or election is not endorsed by a majority of the directors prior to the date of the appointment or election

•
The acquisition, during any 12 month period ending on the date of the most recent acquisition, by any person of assets from Wolverine Worldwide having a gross fair market value of at least 40% of the gross fair market value of all the assets of Wolverine Worldwide immediately before the acquisition

Deferred Compensation Plan For a description of the non-qualified Deferred Compensation Plan under which directors may also defer cash fees, please see the “Non-Qualified Deferred Compensation” section on page 63.
2025 PROXY STATEMENT	33

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES
By the first December 31st following the fifth anniversary of becoming a non-employee director of the Company, a non-employee director must attain (and maintain) a minimum stock ownership level equal to six times the non-employee director annual cash retainer prior to being able to gift or sell any Company stock, other than a limited exception for gifts or sales of up to fifty percent of the net, after-tax number of shares obtained through any Company equity plans or other equity awards. The equity that qualifies for determining the non-employee directors’ minimum stock ownership level includes owned shares and unvested restricted stock units that vest based on time (up to a maximum value of 50% of the applicable ownership requirement), but excludes unearned performance shares and units and unexercised options (or any portion thereof, such as the current “in the money” value). During 2024, all non-employee directors were in compliance with these guidelines.
2025 PROXY STATEMENT	34

Securities Ownership of Officers and Directors
and Certain Beneficial Owners
FIVE PERCENT SHAREHOLDERS
The following table sets forth information about those holders known by Wolverine Worldwide to be the beneficial owners of more than five percent of Wolverine Worldwide's outstanding shares of common stock as of March 3, 2025:

	Amount and Nature of Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Sole Voting Power	Sole Investment Power	Shared Voting Power	Shared Investment Power	Total Beneficial Ownership	Percent of Class[5]
BlackRock, Inc.[1] 50 Hudson Yards New York, NY 10001	12,451,711	12,555,342	—	—	12,555,342	15.49%
Earnest Partners, LLC[2] 1180 Peachtree Street NE Suite 2300 Atlanta, GA 30309	3,731,937	5,293,193	—	—	5,293,193	6.53%
FMR, LLC[3] 245 Summer Street Boston, MA 02210	11,150,039	11,151,125	—	—	11,151,125	13.76%
The Vanguard Group[4] 100 Vanguard Boulevard Malvern, PA 19355	—	9,295,773	172,773	254,354	9,550,127	11.79%

1.	Based solely on information set forth in a Schedule 13G/A filed on January 22, 2024.
2.	Based solely on information set forth in a Schedule 13G/A filed on February 12, 2024.
3.	Based solely on information set forth in a Schedule 13G/A filed on February 9, 2024.
4.	Based solely on information set forth in a Schedule 13G/A filed on February 13, 2024.
5.	Based on 81,034,798 shares outstanding as of March 3, 2025.
2025 PROXY STATEMENT	35

STOCK OWNERSHIP BY MANAGEMENT AND OTHERS
The following table sets forth the number of shares of common stock beneficially owned as of March 3, 2025, by each of the Company's directors and named executive officers and all of the Company's directors and executive officers as a group:

	Amount and Nature of Beneficial Ownership of Common Stock[1]
	Deferred Stock Units, Sole Voting and/or Investment Power[2]	Shared Voting or Investment Power[3]	Stock Options and RSUs Vesting within 60 Days[4]	Total Beneficial Ownership	Percent of Class[5]
Stacia Andersen	—	—	13,315	13,315	*
Jeffrey M. Boromisa	71,355	162,181	42,110	275,646	*
Jodi Bricker	9,515	—	13,315	22,830	*
William K. Gerber	67,194	—	13,315	80,509	*
Christopher Hufnagel	224,107	—	32,294	256,401	*
Amy Klimek	35,751	20,238	18,676	74,665	*
David T. Kollat	261,289	103,081	49,597	413,967	*
David A. Latchana	22,383	—	2,610	24,993	*
Brenda J. Lauderback	103,201	—	42,110	145,311	*
Tom Long	68,276	—	52,211	120,487	*
Taryn Miller	10,772	—	178	10,950	*
DeMonty Price	35,000	—	13,315	48,315	*
Isabel Soriano	52,356	—	—	52,356	*
Michael D. Stornant	32,908	219,398	83,635	335,941	*
Kathleen Wilson-Thompson	—	—	13,315	13,315	*
All directors and executive officers as a group (16 people)	994,924	504,898	389,996	1,889,818	2.32%

*	Represents beneficial ownership of less than 1%.
1.
The numbers of shares stated are based on information provided by each person listed and include shares personally owned of record and shares that, under applicable regulations, are considered to be otherwise beneficially owned.

2025 PROXY STATEMENT	36

2.
The “Deferred Stock Units, Sole Voting and/or Investment Power” column of the table above does not include the following time-vested restricted stock units and performance units owned by directors and NEOs, as defined on page 38, as of March 3, 2025:

	Restricted Units	Performance Units
Andersen	22,830*	—
Boromisa	47,338*	—
Bricker	13,315	—
Gerber	13,315	—
Hufnagel	243,090	797,227
Klimek	62,670	66,985
Kollat	13,315	—
Latchana	14,898	46,420
Lauderback	13,315	—
Long	40,364*	—
Miller	32,617	84,861
Price	22,830*	—
Soriano	67,203	77,562
Stornant	54,466	135,865
Wilson-Thompson	33,113*	—

*
Includes 34,023, 16,948, 9,515, 9,515 and 19,798 fully vested restricted stock units held by each of Mr. Boromisa, Mr. Long, Ms. Andersen, Mr. Price, and Ms. Wilson-Thompson respectively, that were deferred and will be settled on the date elected by the director.

3.
These numbers include shares over which the listed person is legally entitled to share voting or investment power by reason of joint ownership, trust or other contract or property right and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of such relationship.

4.
The numbers represent shares that may be acquired within 60 days after March 3, 2025, by the exercise of stock options granted under Wolverine's various stock option plans, or upon the vesting of restricted stock units. These numbers are also included in the Total Beneficial Ownership column.

5.
As of March 3, 2025, based on 81,034,798 shares outstanding on that date plus the number of stock options exercisable and restricted stock units vesting that are held by the specified person(s) within 60 days of March 3, 2025, as indicated in the “Stock Options and RSUs Vesting Within 60 Days” column.

2025 PROXY STATEMENT	37

Compensation Discussion and Analysis
SUMMARY

The Company's Compensation Discussion and Analysis (“CD&A”) provides an overview and analysis of the executive compensation program for the Company's named executive officers (“NEOs”). For fiscal year 2024, the Company's NEOs were:

Christopher Hufnagel	President and Chief Executive Officer
Amy Klimek	Chief Human Resources Officer
David A. Latchana	Chief Legal Officer and Corporate Secretary
Taryn Miller	Chief Financial Officer and Treasurer (Appointed in May 2024)
Isabel Soriano[1]	President, International Group
Michael D. Stornant	Executive Vice President (Chief Financial Officer and Treasurer until May 2024)

1
As publicly announced by the Company on March 6, 2025, the Company and Ms. Soriano agreed that her employment as the Company's President, International Group would end on March 3, 2026 due to the elimination of Ms. Soriano's position.

COMPENSATION PHILOSOPHY AND OBJECTIVES
The Company's compensation philosophy is to provide executives with a competitive compensation package that is heavily weighted towards performance-based (performance units and annual bonus opportunity) and variable (restricted stock units) compensation in order to encourage superior business and financial performance over the short and longer term and, by linking compensation with stock price performance, to closely align the interests of the Company's NEOs with those of its shareholders without encouraging excessive risk-taking. The Compensation and Human Capital Committee (the “Committee”) oversees the Company's executive compensation program.
The executive compensation program has four primary objectives:
•	Attract and retain talented NEOs who will lead Wolverine Worldwide and drive superior business and financial performance
•	Provide incentives for achieving specific pre- established near-term strategic, business unit and corporate goals and reward the attainment of those goals
•	Provide incentives for achieving specific pre- established longer-term corporate financial goals and reward the attainment of those goals
•	Align the interests of NEOs with those of the shareholders through incentives based on achieving performance objectives that enable increased shareholder value
Compensation Decisions in Context: Key 2024 Accomplishments
Entering 2024, we had outlined a three-phase plan to turnaround Wolverine Worldwide which our team delivered on:
1.	Stabilizing the Company
2.	Transforming the organization
3.	Inflecting to growth
Some highlights from 2024 are listed below:
•
We successfully completed the stabilization phase and strengthened the balance sheet, finishing the year with less than half the debt we held 24 months earlier and the cleanest inventory position since the pandemic.

•	We also meaningfully improved the business’ profitability, achieving record gross margin and delivering earnings per share nearly six times greater than the prior year.
•	Finally, the Company inflected to growth in the final quarter of 2024 – establishing momentum for the year ahead.
2025 PROXY STATEMENT	38

2024 Compensation Program Overview
The Company's executive compensation program consists of base salary, annual bonus opportunity, long-term incentive compensation and benefits. A breakdown of base salary, annual performance bonus, and long-term incentive compensation is illustrated below:

ELEMENT	COMPONENT	METRICS	WHAT THE PAY ELEMENT REWARDS

Base Salary	• Cash	• Fixed amount based on responsibilities, experience and market data	• Scope of core responsibilities, years of experience, and potential to affect the Company's overall performance

Annual Performance Bonus	• Company/Business Unit Cash Bonus	• 75% revenue and adjusted pretax earnings • 25% business priorities	• Achieving specific corporate business and/or divisional financial objectives over which the NEO has reasonable control • Achieving specific business priorities

Long-Term Incentive Compensation	• Performance-based restricted stock units • Time-vested restricted stock units	• Uses the following performance metrics (weighted as indicated) • 60% Operating Profit • 40% Relative Total Shareholder Return • Three-year vesting for time-vested restricted stock units
•
Balances focus on near-term profitability with longer-term shareholder value creation
•
Achieving long-term corporate objectives
•
Driving long-term shareholder value
•
Continued, long-term employment at Wolverine Worldwide
•
Significant weighting on relative TSR performance
•
Time-vested restricted stock units reward increases in stock price

Pay at Risk
Under the Company's compensation program, a significant portion of the compensation awarded to the NEOs generally, and to the CEO in particular, is at risk (contingent upon the attainment of various pre-established short and long-term financial goals) and variable (contingent on the performance of the Company's stock price). NEO compensation that is significantly at risk and variable incentivizes superior business and financial performance and, by linking compensation with stock price performance, aligns the interests of executives with those of shareholders. For more information on the relation between Company performance and the impact on CEO and other NEO pay, please see the tables and related information under the heading “Pay vs. Performance” on page 70.
2025 PROXY STATEMENT	39

The following graphic illustrates the percentage of 2024 NEO target compensation that is at risk, reflecting the grant values and salary information for Mr. Hufnagel's regular annual compensation package as CEO (not inclusive of one-time grants relating to his CEO designation and early Company strategic transformation efforts), and from the February 2024 Compensation and Human Capital Committee actions for the other NEOs, or actions approved thereafter for Ms. Miller and Mr. Latchana.

Long-Term Incentive Program Mix
The long-term incentive program is heavily weighted to at-risk compensation, with a mix for February 2024 grants of 70% performance stock units and 30% time vested restricted stock units for Mr. Hufnagel and 60% performance stock units and 40% time vested restricted stock units for the other NEOs.
Compensation Best Practices

What we do	What we do not do

✔
Vast majority of pay is at risk or variable, i.e., performance-based or equity-based or both

✔
Stringent share ownership requirements (6x base salary for CEO)

✔
Broad-based clawback policy covering both cash and equity

✔
Significant vesting horizon for equity grants

✔
Double trigger equity acceleration

✔
Independent Compensation Committee Consultant

✔
Review executive compensation program to ensure it doesn't promote excessive risk taking

✔
Proactively engage with top shareholders on compensation and governance issues

✔
Conduct annual say-on-pay votes

✔
Balance short-term and long-term incentives

✘
No dividends or dividend equivalents on unearned performance shares/units or time-vested shares/units granted under the Stock Incentive Plan of 2024

✘
No repricing or replacing of underwater stock options

✘
No excessive or unnecessary perquisites

✘
No hedging, pledging or short sales of Company stock

✘
No excise tax gross-ups in change-in-control agreements

2025 PROXY STATEMENT	40

Compensation Discussion and Analysis
2024 COMPENSATION PROGRAM OVERVIEW
Setting Targets
Each February, the Committee recommends (and the independent directors approve) target compensation for the CEO for the upcoming year after considering the latest available information, including the Company's total shareholder return (“TSR”) and other business and financial performance, information provided by the Committee's compensation consultant regarding executive compensation trends and compensation paid to other chief executive officers of companies in the compensation peer group (described below), and information provided by management on recent Company performance and the Company's future business and financial outlook. The Committee's goal is to set the CEO's compensation in line with experience and the anticipated market median compensation for that year.
Given the significant weight the Company's executive compensation program places on at-risk and variable compensation, the compensation realized by the CEO and other NEOs can be significantly affected, both positively and negatively, by performance against the various operational and financial performance metrics pre-established by the Committee and by the performance of the Company's stock. The Board and Committee believe such a compensation program aligns the interests of the CEO and other NEOs with the interests of the shareholders.
The Company's executive compensation program consists of four primary elements: base salary, annual bonus opportunity, long-term incentive compensation and benefits. These elements are described in greater detail below.
Base Salary
As part of approving an NEO's base salary, the Committee considers a variety of factors including individual responsibilities, experience, skills, and potential to affect Wolverine Worldwide's overall performance, as well as market surveys and peer group information. The Committee considers these compensation factors subjectively, and no single factor or combination of factors was determinative in setting base salaries for any NEO for fiscal year 2024.
Based on the above factors, and the stabilization efforts taken by the Company, the Committee approved to maintain 2023 base salaries for 2024 for the NEOs, as noted in the following table, with the exception of Mr. Latchana, whose salary was increased in connection with his promotion to Chief Legal Officer and Corporate Secretary. Mr. Latchana's 2023 base salary was reflective of his role as Vice President of Executive Compensation, Global Benefits and Corporate Communication prior to his appointment of Chief Legal Officer and Corporate Secretary on April 30, 2024. The cash compensation for Ms. Soriano is paid in Pounds Sterling and was converted into U.S. dollars using the fiscal year-end rate (1.26 for fiscal year 2024 and 1.27 for fiscal 2023 here and throughout the CD&A and related disclosures).

Name	2023 Base Salary	2024 Base Salary
Hufnagel	$1,000,000	$1,000,000
Klimek	$471,240	$471,240
Latchana	$364,000	$490,000
Miller	N/A	$650,000
Soriano[1]	$575,017	$570,489
Stornant	$695,250	$695,250

1.	Ms. Soriano’s 2023 base salary was GBP 452,769, and her 2024 base salary remained GBP 452,769.
2025 PROXY STATEMENT	41

Annual Bonus
In 2024, each NEO had the opportunity to earn annual cash incentive compensation (“annual bonus”), consisting of a performance bonus and business priorities bonus:

	Key Factors		2024 Company Metrics
Performance Bonus (75% weighting)	•	Based on performance measured against Company and/or business unit performance criteria established at the beginning of 2024	• •	Revenue (50%) Pretax earnings (50%)
	•	Payout determined by comparing performance against three performance levels: threshold, target, and stretch
Business Priorities (BP) (25% weighting)	•	Measured against company/function BP	•	Vary for each NEO
	•	Each NEO's payout was determined by comparing performance on BPs against specific criteria set at the beginning of 2024
	•	Payouts can range from 0% to 200% depending on the NEO's performance against BPs

A percentage of each NEO's 2024 base salary, as determined in February 2024, was set as the annual bonus target percentage (the “Target Bonus Percentage”), or adjusted thereafter. The Target Bonus Percentage represents the percentage of each NEO's base salary that could be earned as annual incentive compensation at a “target” performance level (100% payout) for each of the performance bonus and business priorities. Generally, the Committee sets higher Target Bonus Percentages for individuals with greater influence on business strategy, profit or sales. This puts a larger percentage of an NEO's total potential cash compensation at risk, in line with the NEO's ability to influence these factors. For 2024, the NEOs had the following Target Bonus Percentages: Mr. Hufnagel 120%, Ms. Klimek 50%, Mr. Latchana 50%, Ms. Miller 60%, Ms. Soriano 55% and Mr. Stornant 65%. Mr. Latchana’s opportunity was prorated based on his April 2024 promotion date. Ms. Miller's opportunity was prorated based on her May 2024 hire date.
The Committee selected fiscal year 2024 revenue and adjusted pretax earnings as metrics for the performance bonus because it believes a strong correlation exists between performance on these financial measures and increases in shareholder value.
Performance Bonus
Messrs. Hufnagel, Latchana and Stornant, and Mses. Miller and Klimek had significant influence on the Company's overall business performance and, accordingly, their respective performance bonus opportunity (75% of their total annual bonus opportunity) is based on the Company performance criteria only. Ms. Soriano was directly responsible for the International Group and exerted a significant influence on that business unit in particular, in addition to influencing Company performance. Accordingly, 45% of her annual bonus opportunity was based on International Group performance, and 30% was based on Company performance.
The Committee set the revenue and adjusted pretax earnings goals for these performance levels following a review of the Company's operating plan, historical performance, and industry and macroeconomic conditions. The performance targets for a 100% payout on revenue were set below 2023 revenue, considering the businesses sold or licensed along with other business model changes between 2023 and 2024. The performance targets required for 100% payout on adjusted pretax goals were set very aggressively – at growth of $102 million over the prior fiscal year’s adjusted pretax results. 2024 performance targets were set based on planned performance in 2024 and as compared to actual 2023 results.

Company Performance Level (% of Target Payout)[1]
	Revenue (in millions)	Adjusted Pretax Earnings (in millions)
Threshold (50%)	$1,681	$92
Target (100%)	$1,726	$113
Stretch (200%)	$1,971	$144

1.
The maximum payout an NEO can receive is 200% of his or her Target Bonus Percentage, even if performance is above stretch. An NEO would receive 0% of his or her Target Bonus Percentage if performance is below threshold.

2025 PROXY STATEMENT	42

The Committee sets the revenue and adjusted pretax earnings for the International Group at substantially similar levels of difficulty as the goals for the Company and with a similar degree of difficulty as in prior years. The below table shows historical weighted performance levels achieved by the International Group.

	Historical Group Performance
	2024	2023	2022	2021	2020
International Group	Between target and stretch	Below threshold	Between target and stretch	Between target and stretch	Below threshold

	2024 Performance	Overall Weighted Payout by Group
Wolverine Worldwide	Between threshold and target	81.2%
International Group	Between target and stretch	164.6%

Company revenue performance for 2024 was $1,751 million for a 110.2% payout. Adjusted pre-tax earnings performance was $93 million for a 52.2% payout, with a total, weighted Company performance bonus payout of 81.2%.
Based on the factors described above, the performance bonus earned and paid for each NEO is set forth below.

Name	Performance Bonus Percentage Earned	Performance Bonus Paid
Hufnagel	81.2%	$730,665
Klimek	81.2%	$143,466
Latchana	81.2%	$122,862
Miller	81.2%	$155,715
Soriano	131.3%	$308,857
Stornant	81.2%	$275,164

Business Priorities
At the same time Target Bonus Percentages are set, the CEO approves measurable business priorities for each NEO's individual bonus, other than for himself; these business priorities were formerly known as annual strategic priorities. The CEO submits, and the Committee reviews and approves, with such changes as it considers appropriate, the CEO's business priorities. Such measurable priorities may include goals such as executing strategies supporting the Company's vision, developing employees, and driving operational excellence. Performance is evaluated by the CEO (or, in the case of the CEO, by the Committee and the other independent directors) based on qualitative and quantitative factors.
Each business priority is given an achievement rating with weighted performance ratings and payouts at threshold (50%), target (100%), and stretch (200%). No payout is made for performance below threshold.
The CEO recommended, and the Committee approved, the 2024 cumulative weighted business priority scores and payout levels for each of the NEOs other than himself. The Committee and the other independent directors of the Board met with the CEO at the end of the year to evaluate his performance against his business priorities, considering various factors. The Committee determined the cumulative weighted business priorities score for the CEO and recommended to the independent directors of the Board the CEO's payout level.
2025 PROXY STATEMENT	43

Summaries of the business priorities, achievement, and payout for each NEO are outlined in the table below. This year's business priorities related to key initiatives intended to drive strategic transformation and shareholder value.

NEO	2024 Business Priorities	2024 Individual Bonus Percentage Achieved	2024 Business Priority Bonus Paid
Hufnagel	Develop new WWW Vision and Strategy; Build industry-leading consumer-obsessed, brand-building capabilities and repeatable processes that drive growth; Build strong order book that supports 2024 and 2025 revenue plans; Accelerate DTC recovery leading to second half inflection.	120%	$360,000
Klimek	Design and implement pay for performance incentive compensation programs; Drive a winning mindset in our growth brands; Continue optimization of organizational design; Execute seamless office closures and moves; “New City Same Sole Campaign”; International payroll launch and Sweaty Betty HR integration; Talent Management and succession process redefined; Address gaps in talent and capabilities with key hires; Create community connections and key partnerships; Create an amazing place to work through inclusive and engaging employee experiences.	110%	$64,796
Latchana	Develop and execute cross-functional, enterprise-wide ESG strategy; Unlock intellectual property as strategic growth catalyst; Drive and accelerate brand protection and fraud detection efforts; Leverage technology to advance legal operations and functionality with business partners; Continue integrating Sweaty Betty; Continue building WOLVER1NE culture and “winning” mindset, aligning department to enterprise-wide vision and strategy; Grow and develop talent in the group, and enable career empowerment.	110%	$55,490
Miller
Accelerate DTC recovery leading to second half inflection; Generate cash through disciplined management of the P&L, balance sheet, and PIO initiatives to enable future investment; Optimize the efficiency of the business in providing a return to its shareholders; Align to the new enterprise vision, strategy and value creation model; Build industry-leading consumer obsessed, brand-building capabilities and repeatable processes that drive growth by supporting incremental investment initiatives and developing standardized marketing ROI models; Continue to build WOLVER1NE culture and “winning” mindset and align the organization to the vision and strategy to enable execution with distinction; Address work life balance by implementing an intentional PTO calendar for all team members.
		110%	$70,328
Soriano	London and Tokyo Key City strategy; Build strong order book that supports the 2024 and 2025 revenue plans and enables a more predictable business; Brand health tracker in strategic markets; Margin improvement; Continue building WOLVER1NE culture and “winning” mindset; To be a place where each individual does their greatest work.	125%	$98,053
Stornant
Accelerate DTC recovery leading to second half inflection; Generate cash through disciplined management of the P&L, balance sheet, and PIO initiatives to enable future investment; Optimize the efficiency of the business in providing a return to its shareholders; Align to the new enterprise vision, strategy and value creation model; Build industry-leading consumer obsessed, brand-building capabilities and repeatable processes that drive growth by supporting incremental investment initiatives and developing standardized marketing ROI models; Continue to build WOLVER1NE culture and “winning” mindset and align the organization to the vision and strategy to enable execution with distinction; Address work life balance by implementing an intentional PTO calendar for all team members.
		110%	$124,276

2025 PROXY STATEMENT	44

Below is a summary of total annual bonus payouts to each NEO.

Name	2024 Target Percentage	2024 Performance Bonus	2024 Business Priorities Bonus	Total 2024 Annual Bonus Compensation	% of 2024 Actual Incentive Target
Hufnagel	120%	$730,665	$360,000	$1,090,665	90.9%
Klimek	50%	$143,466	$64,796	$208,262	88.4%
Latchana	50%	$122,862	$55,490	$178,352	88.4%
Miller	60%	$155,715	$70,328	$226,043	88.4%
Soriano	55%	$308,857	$98,053	$406,910	129.7%
Stornant	65%	$275,164	$124,276	$399,440	88.4%

LONG-TERM INCENTIVE COMPENSATION
In 2024, each NEO had the opportunity to earn long-term incentive compensation comprised of a mix of performance stock units and time-based restricted stock unit awards. The 2024 grants were based on the following:

		Key Factors		Performance Share Metrics
Performance Stock Units	•	Performance stock units are based on performance criteria covering three-year periods	•	Operating Profit (60%)[1]
	•	Awards balance focus on near term profitability with longer term shareholder value creation	•	Relative Total Shareholder Return (“TSR”) (40%)[2]
Time-Based Restricted Stock Unit Awards	•	Encourages employee retention and rewards increases in stock price

1.	Operating Profit is the total earnings from the Company’s core business function for a fiscal year after deducting selling, general and administrative costs.
2.	Relative TSR as compared to TSR for the S&P Composite 1500 Consumer Durables & Apparel Index.
Performance Awards for the 2024-2026 Performance Period
The Committee evaluated each NEO's long-term incentive target payout opportunity expressed as a dollar amount at target grant value for the grant of performance units for the 2024-2026 period. Performance units are eligible to vest based on achievement of adjusted constant-currency Operating Profit goals (weighted 60%) and relative total shareholder return goals (weighed 40%).

Name	2024-2026 Target
Hufnagel	$4,760,000
Klimek	$285,000
Latchana	$264,000
Miller	$480,000
Soriano	$330,000
Stornant	$715,200

The Company accrues, but does not pay, any dividends on any performance units during the performance period. Once the Committee certifies the Company's performance compared to the pre-determined performance criteria, the restrictions on some, all, or none of the performance share units awarded to each NEO will vest, and the NEO will receive accrued dividends only on the shares actually earned. Mr. Hufnagel's amount includes $700,000 granted in recognition of his promotion to President and CEO and for his leadership in achieving significant progress implementing the Company's strategic transformation efforts during the first four months of his tenure. This portion of the grant has the same terms as the standard grant, as described above, and was part of an overall grant in recognition of Mr. Hufnagel's efforts that was heavily weighted to performance share units (70%) compared to time-vested units (30%), consistent with the overall mix of long-term CEO compensation that is heavily weighted toward at-risk compensation.
The Committee goes through a rigorous process in setting performance targets, including a careful review of the Company's prior year business and financial performance, current year operating plan and future expectations. To achieve target level Operating Profit for the first year of the performance period would require a more than 100% increase over 2023 actual performance, and to achieve target level Operating Profit for years two and three of the performance period would require
2025 PROXY STATEMENT	45

double digit growth percentages over the prior year's actual Operating Profit results. Wolverine believes disclosing specific Operating Profit targets while the applicable performance period is ongoing could cause competitive harm. However, such targets will be disclosed once the applicable performance periods have ended as part of our discussion and analysis on awards earned by the NEOs.
For the relative TSR metric, threshold was set at the 25th percentile relative to the S&P Composite 1500 Consumer Durables & Apparel Index, target at the 50th percentile, and stretch at the 75th percentile. In addition, if the Company’s absolute TSR for the three-year period is negative, payouts on this measure are capped at target, regardless of whether the Company outperformed the Index.
2022-2024 Performance Stock Units
The following tables list the performance levels set by the Committee for performance stock unit awards granted for the 2022-2024 performance period:

Performance Level (Percentage of Target Payout)	2022 EPS	2023 EPS (% increase vs. prior year)	2024 EPS (% increase vs. prior year)
Threshold (50%)	$2.60	15.6%	11.2%
Target (100%)	$2.70	22.2%	15.3%
Goal (150%)	$2.80	28.9%	19.0%
Stretch (200%)	$2.90	33.9%	24.0%

Performance Level (Percentage of Target Payout)	2022 BVA (in millions)	2023 BVA (% increase vs. prior year)	2024 BVA (% increase vs. prior year)
Threshold (50%)	$190	18.4%	14.6%
Target (100%)	$200	24.3%	20.7%
Goal (150%)	$208	30.2%	26.2%
Stretch (200%)	$215	35.2%	31.2%

In February 2025, the Committee evaluated and certified the Company's performance for the 2022-2024 performance period against the criteria set forth in the tables above. For 2022 and 2023 both Business Value Added (“BVA”) and Earnings Per Share (“EPS”) measures were below threshold. 2024 BVA and EPS performance increased over 2023 at percentages greater than stretch level, for weighted average vesting at 66.7% of target for the three-year period. The Company's TSR performance against the Russell 3000 Consumer Discretionary Index during the period was at the 52nd percentile. Since the TSR modifier only increases or decreases vesting levels for top- or bottom-quartile performance, no adjustment was made to the vesting percentage based on the modifier.
The table below shows shares that vested for each NEO for the 2022-2024 performance period based on the factors described above. In calculating the number of stock units that vest, the Company uses the stock price on the date of the grant, which results in the NEOs bearing the risk of stock price performance during the performance period.

Name	Stock Units Vesting (#)
Hufnagel	57,778
Klimek	7,033
Latchana	3,159
Miller[1]	5,931
Soriano	7,814
Stornant	16,906

1.	Ms. Miller was awarded prorated PSU grants for each open performance period upon hire.
2025 PROXY STATEMENT	46

Restricted Stock Unit Awards
The following table reflects the grant date value of the service-based restricted stock unit awards granted to each NEO.

Name	2024 Time-vested Restricted Stock Units
Hufnagel	$2,040,007
Klimek	$190,002
Latchana	$148,013
Miller[1]	$440,003
Soriano	$220,008
Stornant	$476,800

1.	Includes additional stock units received by Ms. Miller as part of her sign-on awards.
The Committee generally grants annual equity awards at its regularly scheduled February meeting, and the independent directors of the Board approve equity grants to the CEO generally on the same day that the Committee meets. Restricted stock units awarded vest one-third on each of the anniversaries. Mr. Hufnagel's amount includes $300,000 granted in recognition of his promotion to President and CEO and for his leadership in achieving significant progress implementing the Company's strategic transformation efforts during the first four months of his tenure. This portion of the grant has the Company’s standard three-year vesting schedule, as described above, and was part of an overall grant in recognition of Mr. Hufnagel's efforts that was heavily weighted to performance share units (70%) compared to time-vested units (30%), consistent with the overall mix of long-term CEO compensation that is heavily weighted toward at-risk compensation.
BENEFITS
Retirement, Deferred Compensation and Welfare Plans
The NEOs in the United States participate in Wolverine Worldwide's medical and dental plans and receive life and disability insurance. In 2024, Messrs. Hufnagel, Latchana, and Stornant, and Ms. Klimek also participated in the Wolverine Worldwide Employees' Pension Plan (a defined benefit plan) and Messrs. Hufnagel and Stornant participated in the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (an unfunded, non-qualified plan). For a description of the benefits under Wolverine Worldwide's retirement plans, see “Pension Plans and 2024 Pension Benefits” below. Ms. Soriano is located outside of the United States and participates in local medical, life and disability insurance plans and receives an annual retirement benefit payment consistent with the benefits generally made available to employees in the U.K.
All full-time employees of the Company in the United States, including the NEOs located in the United States, are also eligible to participate in one of Wolverine's 401(k) Plans (the “401(k) Plan”). Pursuant to the 401(k) Plan, employees, including the NEOs in the United States, may elect to defer a portion of their salary and receive a Company match on eligible deferrals of up to 3% of salary for 2024 (5.5% for those who do not participate in the Pension Plan), subject to limits set forth in the Internal Revenue Code of 1986, as amended.
The Company has a Deferred Compensation Plan that allows directors, executives and other eligible senior employees of the Company to elect to defer a portion of their eligible compensation. Wolverine Worldwide may, but need not, credit a participant with an additional discretionary Company contribution. The Company adopted the Deferred Compensation Plan as a retention and recruitment tool to facilitate retirement savings and provide financial flexibility for key employees, and because many of the companies with which it competes for executive talent provide similar plans to their key employees. For a description of the benefits under the Deferred Compensation Plan, see “Non-Qualified Deferred Compensation” below.
Perquisites
The Company generally provides limited perquisites to NEOs other than to account for relocation assignments. The Company feels the perquisites are necessary to provide a competitive total compensation package for each NEO. For details on perquisites, see footnote 5 to the “Summary Compensation Table” on page 54. Ms. Soriano also receives benefits generally made available to Company employees located in the U.K., as well as a car and travel allowance, and tax equalization tied to her relocation to the U.K. when she was hired by the Company.
2025 PROXY STATEMENT	47

POST-EMPLOYMENT COMPENSATION
Each NEO is party to an Executive Severance Agreement that provides for certain payments and benefits upon termination of employment after a change in control of Wolverine Worldwide. The Board believes Executive Severance Agreements will motivate management to actively pursue a business transaction that is in the best interests of the shareholders, even if it could ultimately result in his or her job elimination, and also will promote management stability during the transition period accompanying a change in control. Each NEO is eligible to receive compensation if his or her employment is terminated within two years following a change in control of Wolverine Worldwide. Even following a change in control, an NEO does not receive payment under the Executive Severance Agreement if his or her employment terminates:
•	Due to death or retirement in accordance with Wolverine Worldwide's policy or as otherwise agreed,
•	For cause or disability, or
•	By resignation of the NEO, other than for “good reason,” which is discussed in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.
NEOs may also be eligible under Wolverine Worldwide's retirement plans or equity plans to receive certain payments and benefits upon termination of employment or in connection with a change in control as described in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.
Mr. Hufnagel is also party to an Employment Agreement under which he is eligible to receive certain payments and benefits if the Company terminates his employment, even if not following a change in control, other than for “cause” or if he terminates his employment for “good reason.” The Committee determined upon appointing Mr. Hufnagel as the President and CEO that, given the Company's strategic initiatives the Board asked him to lead, it was appropriate for the Company to enter into such arrangement.
Ms. Soriano is also a party to a Service Agreement with Wolverine Europe Limited which provides certain payments and benefits if the Company terminates her employment, even if not following a change in control. Such agreements are typical for senior executives based in the U.K. On March 3, 2025, in connection with Ms. Soriano's planned termination on March 3, 2026 (the “Termination Date”), the Company entered into a settlement agreement (the “Settlement Agreement”) providing for (i) releases of Ms. Soriano’s claims against the Company as of the Termination Date, (ii) a cash payment to Ms. Soriano from the Company in an amount equal to one year of her base salary, to be paid following the Termination Date, (iii) Ms. Soriano’s agreement to comply with covenants restricting her ability to compete with the Company and to solicit and hire the Company’s employees for seven months and one year, respectively, following the Termination Date, (iv) a repatriation payment from the Company to Ms. Soriano in the amount of £300,000, to be paid following the Termination Date, (v) continued vesting of the portion of the unvested equity awards granted to Ms. Soriano for eight months after the Termination Date, and (vi) the Company’s ability, in its discretion, to require that Ms. Soriano take leave for any period prior to the Termination Date, during which period she will continue to receive her base salary and benefits and remain eligible to receive bonus payments and vesting of equity awards.
The Company includes accelerated retirement vesting provisions for equity awards, provided certain conditions are met, and for the payout of a prorated annual bonus for a qualifying retirement more than six months into the fiscal year. Details on these provisions and information on benefits payable to Mr. Hufnagel under his Employment Agreement and Ms. Soriano under her Service Agreement, and to each of the NEOs under the Executive Severance Agreements, as well as information on the other retirement and equity plans of Wolverine Worldwide, are included in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.
SAY ON PAY ADVISORY VOTE
We asked shareholders to vote on a “say-on-pay” advisory vote on our executive compensation in 2024. Shareholders expressed substantial support for the compensation of our NEOs, with approximately 94% of the votes cast for the “say-on-pay” advisory vote. The Committee carefully evaluated the results of the 2024 advisory vote. The Committee also considers many other factors in evaluating our executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Committee's assessment of total shareholder return, the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer
2025 PROXY STATEMENT	48

group and survey data, each of which is evaluated in the context of the Committee's fiduciary duty to act as the directors determine to be in shareholders' best interests. While each factor bore on the Committee's decisions regarding our NEOs' compensation, the Committee made no changes to our executive compensation program and policies directly as a result of the 2024 say-on-pay advisory vote.
COMPENSATION SETTING PROCESS
Setting Targets
The Committee goes through a rigorous process in setting performance targets, including a careful review of the Company's prior year business and financial performance, current year operating plan, and future expectations. The Committee engages with management in this process over several months leading up to setting final annual bonus and three-year performance targets in February.
Competitive Philosophy and Competitive Market Data
When making compensation recommendations and decisions, the Committee considers the CEO's assessment of the performance of each NEO, other than himself; the performance of the individual and the individual's respective business unit or function; the scope of the individual's responsibilities, years of experience with the Company (or in similar positions with other companies), skills and knowledge; market compensation data; market and economic conditions; Company performance; retention considerations; and Wolverine Worldwide's compensation philosophy (collectively, the “compensation factors”). The Committee considers these compensation factors both subjectively and objectively, and no single factor or combination of factors is determinative. With respect to CEO compensation, the Committee seeks to set compensation in line with experience and the anticipated market median for a given year.
The Committee uses market surveys and Peer Group (as defined below) information provided by its compensation consultant as market reference points. The Committee also considers information the Company learns through recruiting NEOs and the experience levels and responsibilities of NEOs prior to joining the Company as reference points in setting NEO compensation.
As part of its competitive data review in connection with determining 2024 compensation, the Committee considered information presented by its consultant Frederic W. Cook & Co. (“FW Cook”) based on publicly-disclosed Peer Group information and on the Willis Towers Watson (WTW) CDB Executive Compensation Survey Report (General Industry and Retail/Wholesale).
Peer Group
Below is the peer group used in late 2023 and early 2024 in connection with 2024 compensation decisions. In determining the Peer Group, the Committee considered each potential peer company's industry, channels of distribution, revenue and market capitalization. The Company also considered the typicality of a company's pay practices, excluding companies whose chief executive may not receive market compensation because of a founder relationship, family ownership position, or other similar relationships.

Abercrombie & Fitch Co.	Carter's, Inc.	Designer Brands, Inc.	Guess?, Inc.	The Children's Place, Inc.
American Eagle Outfitters Inc.	Chico's FAS, Inc.	G-III Apparel Group, Ltd.	Kontoor Brands, Inc.	Under Armour, Inc.
Boot Barn Holdings, Inc.	Crocs, Inc.	Genesco Inc.	Oxford Industries, Inc.
Caleres, Inc.	Deckers Outdoor Corporation	Gildan Activewear, Inc.	Skechers USA, Inc.

CEO Role
Within the framework of the Company's executive compensation program, the CEO recommends the level of base salary, annual bonus, long-term incentive compensation, equity awards and other compensation components for his direct reports, including the other NEOs. The CEO bases his recommendation upon his assessment of the compensation factors applicable to each NEO. The CEO considers these compensation factors both objectively and subjectively, and no single factor is determinative. The Committee discusses these recommendations with the CEO prior to setting the compensation for each NEO, other than the CEO. The Committee, however, ultimately determines all compensation for NEOs other than the CEO, whose compensation is determined by the independent directors as a whole.
2025 PROXY STATEMENT	49

Compensation Consultant Role
FW Cook was first engaged as the Committee's independent compensation consultant in 2016 and reports directly to the Committee. The Committee determines the scope of engagement and may replace the consultant or hire additional consultants at any time. The Committee has evaluated FW Cook's independence under the rules established by the NYSE and has determined that FW Cook is “independent” as defined by NYSE rules. In addition, the Committee has evaluated whether the engagement of FW Cook raised any conflicts of interest and has determined that no such conflicts of interest exist.
At the Committee's invitation, a representative of FW Cook generally attends all Committee meetings and also communicates with the Committee Chair and management regularly between meetings. However, the Committee makes all decisions regarding NEO compensation. FW Cook provides various executive compensation services to the Committee pursuant to a consulting agreement with the Committee. Generally, these services include advising the Committee on the principal aspects of the Company's executive compensation program, evolving industry practices, and providing market information and analysis regarding the competitiveness of the Company's program design.
During 2024, FW Cook performed the following specific services:
•	Attended Committee meetings, as requested
•	Reviewed the Company's peer group and advised the Committee on the composition of the peer group
•	Reviewed survey data for competitive comparisons
•	Provided market data and recommendations on CEO and other NEO compensation
•	Advised the Committee on market trends related to compensation policies and programs
•	Proactively advised the Committee on best practice approaches for governance features of executive compensation programs
•	Reviewed the Compensation Discussion & Analysis and other executive compensation related disclosures included in the Company's Proxy Statement
The total fees the Company paid to FW Cook for services to the Committee in 2024 were $151,039, less than 1% of FW Cook's total consulting income during the same period. The Company did not pay or incur any other fees to or with FW Cook.
2025 PROXY STATEMENT	50

OTHER COMPENSATION POLICIES AND PRACTICES
NEO Stock Ownership Guidelines
Each NEO, as well as each non-employee director, must attain (and maintain) a minimum stock ownership level prior to being able to gift or sell any Company stock, with a limited exception to being able to gift or sell up to fifty percent of the net, after-tax number of shares obtained through any Company equity plans or other equity awards. The equity that qualifies for determining the NEOs’ minimum stock ownership level includes owned shares and unvested restricted stock units that vest based on time (up to a maximum of value of 50% of the applicable ownership requirement), but excludes performance shares and units and unexercised options (or any portion thereof, such as the current “in the money” value). During 2024, each NEO complied with the requirements of these guidelines.

Covered Positions	Guideline
CEO	6x Annual Salary
President (if different than CEO)	3x Annual Salary
Other NEOs	2x Annual Salary
Non-Employee Directors	6x Annual Cash Retainer

Insider Trading Policy
The Board adopted an insider trading policy (the “Insider Trading Policy”), which governs the purchase, sale and other dispositions of Company securities by directors, officers and employees (including, as applicable, their family members and controlled entities, in each case, as defined in the Insider Trading Policy) and the Company, and is designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. Among other things, the Insider Trading Policy prohibits the purchase and sale of the Company’s securities while an individual is aware of material non-public information or inside information about the Company or its securities and provides for trading windows and pre-clearance processes that apply to certain covered individuals. The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy, which is included as Exhibit 19 to our Annual Report on Form 10-K for fiscal 2024 filed with the SEC on February 20, 2025.
Stock Hedging and Pledging Policies
Under the Company's Insider Trading Policy, all directors, officers and other employees are prohibited from engaging in any hedging transactions involving Company securities beneficially owned by them. The Company also considers it inappropriate for any such person to engage in speculative transactions in the Company's securities, including short sales, publicly traded options, margin accounts and pledges and standing and limit orders. Also, all directors, officers and other employees are prohibited from pledging Company securities as collateral for a loan.
Equity Award Grant Practices
The Company’s equity compensation programs do not currently include annual or periodic stock option awards, but the Committee has in the past granted stock options to its executives and other employees. During 2024, the Committee did not consider material nonpublic information when determining the timing or terms of equity awards to its executives, and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Clawback Policy
The Company has adopted a Policy for Recovery of Incentive Compensation (“Clawback Policy”) which empowers the Board or a committee of the Board to seek recovery of specified incentive compensation covering both cash and equity received by executive officers under specific circumstances where there is a material restatement of the Company's financial results that would have led to a lower level of incentive compensation payout.
The Clawback Policy complies with the requirements of NYSE Listing Standard 303A.14 implementing Rule 10D-1 under the Exchange Act and provides that, in the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws,
2025 PROXY STATEMENT	51

the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
In addition, the Company’s Stock Incentive Plan of 2024 provides that awards granted thereunder (whether time-based or performance-based) and shares issued in respect thereof may be subject to recoupment or forfeiture in the event a participant engages in an Act of Misconduct (as defined in the plan).
Impact of Accounting and Tax Treatments on Compensation
As one of the factors in the review of compensation matters, the Committee considers the anticipated tax treatment to the Company. Under Section 162(m) of the Internal Revenue Code, a limitation exists on the deductibility of compensation paid to certain “covered employees,” including all of our NEOs, in excess of $1 million per year and thus we are unable to deduct compensation payable to our NEOs in excess of such limit. While the Committee considers the impact of this tax treatment, the primary factors influencing program design are the support of our business objectives and the Committee’s commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance. Accordingly, the Committee retains flexibility to structure our compensation programs in a manner that is not tax-deductible in order to achieve a strategic result that the Committee determines to be more appropriate.
2025 PROXY STATEMENT	52

Compensation and Human Capital Committee Report
The Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the Committee recommended to the Board of Directors that the Company include the Compensation Discussion and Analysis section in this Proxy Statement and incorporate it by reference into the Company's Annual Report on Form 10-K.
Respectfully submitted,
Kathleen Wilson-Thompson (Chair)
William K. Gerber
David Kollat
DeMonty Price
Compensation and Human Capital Committee Interlocks and Insider Participation. During fiscal year 2024, none of the members of the Compensation and Human Capital Committee was an officer or employee of the Company, was a former officer of the Company, nor had a relationship with the Company requiring disclosure as a related party transaction under Item 404 of Regulation S-K of the Securities Act of 1933. None of the Company's executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a director on the Board or on the Compensation and Human Capital Committee.
2025 PROXY STATEMENT	53

Summary Compensation Table

Name and Principal Position	Year	Salary[1]	Bonus	Stock Awards[2]	Non-Equity Incentive Plan Compensation[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4]	All Other Compensation[5]	Total
Christopher Hufnagel President and CEO, Wolverine Worldwide	2024	$1,000,000	$—	$6,800,009	$1,090,665	$438,706	$42,687	$9,372,067
	2023	$813,672	$—	$1,650,032	$300,000	$366,393	$44,380	$3,174,477
	2022	$606,377	$—	$665,652	$97,162	$—	$43,405	$1,412,596
Amy Klimek Chief Human Resources Officer
	2024	$471,240	$—	$475,005	$208,262	$20,274	$35,569	$1,210,350
	2023	$465,199	$—	$975,015	$66,998	$97,489	$37,157	$1,641,858
Dave Latchana Chief Legal Officer and Corporate Secretary
	2024	$481,052	$—	$412,027	$178,352	$9,719	$42,013	$1,123,163

Taryn Miller Chief Financial Officer and Treasurer
	2024	$400,000	$—	$1,340,016	$226,043	$—	$191,629	$2,157,688

Isabel Soriano[6] President, International Group	2024	$570,489	$—	$550,015	$406,910	$—	$1,045,876	$2,573,290
	2023	$543,831	$—	$1,073,356	$81,688	$—	$1,015,643	$2,714,518
	2022	$463,850	$—	$454,094	$280,390	$—	$991,681	$2,190,015
Michael D. Stornant Executive Vice President, Former CFO and Treasurer	2024	$695,250	$—	$1,192,005	$399,440	$—	$37,255	$2,323,950
	2023	$695,250	$—	$1,192,022	$112,978	$417,090	$33,304	$2,450,644
	2022	$691,356	$—	$1,113,295	$49,881	$—	$31,931	$1,886,463

1.	Includes any amounts deferred under the Company's qualified 401(k) plan or Deferred Compensation Plan.
2.	Includes the grant date fair value of restricted stock unit awards, and performance unit awards, as follows for 2024:

Name	Service-based Restricted Stock Unit Value	Performance Unit Value 24-26 Grant	Total
Hufnagel	$2,040,007	$4,760,002	$6,800,009
Klimek	$190,002	$285,003	$475,005
Latchana	$148,013	$264,014	$412,027
Miller	$440,004	$900,012	$1,340,016
Soriano	$220,008	$330,007	$550,015
Stornant	$476,800	$715,205	$1,192,005

Restricted stock units were valued using the closing market price of Wolverine Worldwide common stock on the date of the grant of the respective award. Performance units were valued using the closing market price of Wolverine Worldwide common stock on the date of grant of the respective award and assuming target performance for all performance periods. Assuming maximum payout, the aggregate grant date fair value of performance units awarded in 2024 for each NEO (and, in parentheses, the maximum value is combined with the grant date fair value of restricted stock unit awards and restricted stock awards for 2024) would have been $9,520,005 ($11,560,012) for Mr. Hufnagel, $660,015 ($880,023) for Ms. Soriano; $1,430,409 ($1,907,209) for Mr. Stornant, $528,029 ($676,042) for Mr. Latchana; $1,800,024 ($2,240,028) for Ms. Miller, and $570,005 ($760,007) for Ms. Klimek. Restrictions on such performance unit awards will lapse in the February following the last year of the performance period, if at all, based on the Company's performance for the period (capped at 200%). The actual value of shares that vest is also dependent on the stock price at the time of vesting. For additional valuation assumptions, see the Stock-Based Compensation footnote to Wolverine Worldwide's Consolidated Financial Statements for the fiscal year ended December 28, 2024 included in its Form 10-K for fiscal 2024. Mr. Hufnagel's amount includes $700,000 in performance units and $300,000 in time-vested units granted in recognition of his promotion to President and CEO and for his leadership in achieving significant progress implementing the Company's strategic transformation efforts during the first four months of his tenure.

3.	Reflects the sum of performance bonus and business priority amounts earned in 2024, 2023 and 2022, respectively, and paid in 2025, 2024 and 2023 respectively.
2025 PROXY STATEMENT	54

4.
All amounts in this column reflect, where applicable, the aggregate change in the actuarial present value of the accumulated benefits under the Wolverine Worldwide Employees' Pension Plan (“Pension Plan”) and Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan ("SERP") for NEOs participating in one or both of these plans. The amounts in the table were determined using assumptions consistent with those used in Wolverine Worldwide's Consolidated Financial Statements for each respective year. See the “Pension Plans and 2024 Pension Benefits” section starting on page 61 .

5.
The amounts listed in this column for 2024 include Wolverine Worldwide's contributions to the accounts of the NEOs under Wolverine Worldwide's 401(k) plans (or, in the case of Ms. Soriano, a payment in lieu of a retirement plan contribution), payments made by Wolverine Worldwide for the premiums on certain life insurance policies, tax, housing/relocation expenses and estate planning services and health care reimbursements in the amounts listed in the table below. Ms. Soriano is not a participant in the Company's Pension Plan, and instead received a retirement benefit payment. Ms. Miller’s moving/living expenses related to her relocation to Michigan upon her hire in 2024.

Name	401(k) Match	Tax and Estate Planning	Health	Life Insurance Premiums	Moving/Living Expenses	Car Allowance	Tax Equalization
Hufnagel	$10,350	$7,625	$23,855	$857	$0	$0	$0
Klimek	$10,350	$7,625	$17,055	$539	$0	$0	$0
Latchana	$10,350	$7,525	$23,635	$503	$0	$0	$0
Miller	$18,975	$0	$16,301	$457	$155,896	$0	$0
Soriano	$43,164	$40,058	$16,239	$1,652	$127,252	$47,128	$770,383
Stornant	$10,350	$0	$23,635	$3,270	$0	$0	$0

6.
The cash compensation for Ms. Soriano is paid in Pounds Sterling. Her cash compensation was converted into U.S. dollars using the fiscal year-end rate of 1.20 for fiscal year 2022, 1.27 for fiscal year 2023 and 1.26 for 2024.

2025 PROXY STATEMENT	55

Grants of Plan-Based Awards in Fiscal Year 2024
The following table provides information concerning each grant of an award made to the NEOs in fiscal year 2024:

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards[1]			Estimated Future Payments Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	Grant Date Fair Value of Stock and Option Awards[4] ($)
Name	Award type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Hufnagel	Annual Bonus		$600,000	$1,200,000	$2,400,000
	FY24-FY26 Performance Units	02/07/2024				294,191	588,381	1,176,762		$4,760,002
	Restricted Units	02/07/2024							252,164	$2,040,007
Klimek	Annual Bonus		$117,810	$235,620	$471,240
	FY24-FY26 Performance Units	02/07/2024				17,615	35,229	70,458		$285,003
	Restricted Units	02/07/2024							23,486	$190,002
Latchana	Annual Bonus		$100,891	$201,781	$403,563
	FY24-FY26 Performance Units	02/07/2024				5,934	11,867	23,734		$96,004
	FY24-FY26 Performance Units	04/29/2024				7,829	15,658	31,316		$168,010
	Restricted Units	02/07/2024							7,912	$64,008
	Restricted Units	04/29/2024							7,829	$84,005
Miller	Annual Bonus		$127,862	$255,723	$511,446
	FY22-FY24 Performance Units	05/10/2024				4,448	8,896	17,792		$120,007
	FY23-FY25 Performance Units	05/10/2024				11,120	22,239	44,478		$300,004
	FY24-FY26 Performance Units	05/10/2024				17,791	35,582	71,164		$480,001
	Restricted Units	05/10/2024							17,791	$240,001
	Restricted Units	05/10/2024							14,826	$200,003
Soriano	Annual Bonus		$156,884	$313,769	$627,538
	FY24-FY26 Performance Units	02/07/2024				20,396	40,792	81,584		$330,007
	Restricted Units	02/07/2024							27,195	$220,008
Stornant	Annual Bonus		$225,956	$451,913	$903,825
	FY24-FY26 Performance Units	02/07/2024				44,203	88,406	176,812		$715,205
	Restricted Units	02/07/2024							58,937	$476,800

1.
Estimated payout levels relating to the performance bonus and business priorities bonus. Maximum amount assumes stretch revenue and pretax earnings performance and stretch business priorities performance. For a description of these bonuses and the payouts under them, see pages 42-45. Mr. Latchana's payout levels have been prorated to reflect his promotion and related compensation changes in 2024. Ms. Miller's payout levels are prorated based on her May 2024 hire date.

2.
Estimated payout levels as of the grant date of performance stock units granted under the Stock Incentive Plan of 2016, as amended (the “Stock Incentive Plan of 2016”) and for shares granted after May 2, 2024 granted under the Stock Incentive Plan of 2024. Restrictions on such performance unit awards typically lapse in the February following the last year of the performance period, if at all, based on the Company's performance for the period (capped at 200%). The actual value of shares that vest is also dependent on the stock price at the time of vesting. The Company accrues, but does not pay, dividends on the performance shares during the performance period. At the end of the performance period, the Company will pay to the NEO the accrued dividends (if any) on the performance units that vest. For a description of the performance units granted in 2024, see pages 45-46.

3.
The Company awarded service-based restricted stock unit awards in February 2024 under the Stock Incentive Plan of 2016 to all NEOs employed at the time as well as a promotion grant to Mr. Latchana in April 2024 and a grant made upon Ms. Miller’s hire in May 2024 under the Stock Incentive Plan of 2024. One third of the shares vest on each of the first three anniversaries of the date of grant of the award, with the exception of the sign-on portion of Ms. Miller's award, which vests on the first and second anniversary of the date of grant. All restricted stock units vest upon an NEO's death, disability or retirement. Holders of restricted stock units and awards granted under the Stock Incentive Plan of 2016 are entitled to receive dividend equivalents on restricted stock units and awards. The Company accrues, but does not pay, dividends on the restricted stock units during the service period for units granted under the Stock Incentive Plan of 2024. At the end of the service period, the Company will pay to the NEO the accrued dividends (if any) on the restricted stock units that vest.

4.
Represents the award date fair value for performance stock units and service-based stock unit awards made in fiscal year 2024, determined as described in footnote 2 to the “Summary Compensation Table.” Mr. Hufnagel's amount includes $700,000 in performance units and $300,000 in time-vested units granted in recognition of his promotion to President and CEO and for his leadership in achieving significant progress implementing the Company's strategic transformation efforts during the first four months of his tenure.

2025 PROXY STATEMENT	56

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides information concerning options and stock awards that have not vested for each NEO outstanding as of December 28, 2024:

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Options Exercise Price ($)	Options Expiration Date	Numbers of Shares or Units of Stock That Have Not Vested[1] (#)	Market Value of Shares or Units Of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[3] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)
Hufnagel
	Various				337,309	$7,582,706
	Various						443,502	$9,969,925
	02/11/15	16,789	$28.00	02/10/25
	02/10/16	32,294	$16.51	02/09/26
Klimek
	Various				79,310	$1,782,889
	Various						47,366	$1,064,788
	07/13/16	18,676	$22.92	07/12/26
Latchana
	Various				20,041	$450,522
	Various						25,340	$569,643
	02/11/15	4,007	$28.00	02/10/25
Miller
	Various				32,617	$733,230
	Various						49,785	$1,119,167
Soriano
	Various				84,601	$1,901,830
	Various						54,518	$1,225,565
Stornant
	Various				93,854	$2,109,838
	Various						96,249	$2,163,678
	02/11/15	11,765	$28.00	02/10/25
	06/12/15	12,687	$29.31	06/11/25
	02/10/16	70,948	$16.51	02/09/26

2025 PROXY STATEMENT	57

1.	The following table sets forth the vesting dates for the unvested service-based restricted stock or stock unit awards of each NEO as of December 28, 2024:

Named Executive Officer	Vesting Date	Number of Shares to Vest
Hufnagel
	02/07/25	84,055
	02/08/25	5,751
	02/09/25	4,413
	07/31/25	13,154
	10/30/25	20,350
	02/07/26	84,054
	02/08/26	5,751
	02/09/26	2,221
	07/31/26	13,155
	10/30/26	20,350
	02/07/27	84,055
Klimek
	02/07/25	7,829
	02/08/25	4,202
	02/09/25	4,609
	10/30/25	20,350
	02/07/26	7,828
	02/08/26	4,203
	02/09/26	2,110
	10/30/26	20,350
	02/07/27	7,829
Latchana
	02/07/25	2,638
	02/08/25	1,194
	02/09/25	1,311
	04/29/25	2,610
	02/07/26	2,637
	02/08/26	1,195
	02/09/26	600
	04/29/26	2,609
	02/07/27	2,637
	04/29/27	2,610
Miller
	05/10/25	13,344
	05/10/26	13,343
	05/10/27	5,930

2025 PROXY STATEMENT	58

Named Executive Officer	Vesting Date	Number of Shares to Vest
Soriano
	02/07/25	9,065
	02/08/25	4,866
	02/09/25	3,467
	07/31/25	614
	08/02/25	391
	10/30/25	20,350
	02/07/26	9,065
	02/08/26	4,866
	02/09/26	1,888
	07/31/26	614
	10/30/26	20,350
	02/07/27	9,065
Stornant
	02/07/25	19,646
	02/08/25	10,546
	02/09/25	9,196
	02/07/26	19,645
	02/08/26	10,547
	02/09/26	4,628
	02/07/27	19,646

2.	The dollar values are calculated using a per share stock price of $22.48, the closing price of Wolverine Worldwide common stock on December 27, 2024, the last business day of fiscal year 2024.
3.
Following the end of the applicable performance period, performance units vest depending upon the Company's achievement of the relevant performance criteria. Shares actually vested for the 2022-2024 cycle are included in the “Number of Shares or Units of Stock That Have Not Vested” column. Performance between threshold and target level was assumed for the 2023-2025 cycle and performance between zero and threshold was assumed for the 2024-2026 cycle. For Mr. Hufnagel, shares included for the 2022-2024 cycle were adjusted to reflect the structure of the performance award agreement for that cycle.

2025 PROXY STATEMENT	59

Option Exercises and Stock Vested
in Fiscal Year 2024

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting[1] ($)
Hufnagel	—	—	54,551	$698,858
Klimek	10,214	$36,755	31,623	$417,676
Latchana	7,706	$3,962	7,387	$125,770
Miller	—	—	—	—
Soriano	—	—	31,599	$423,104
Stornant	—	—	25,220	$219,503

1.	The Company calculates the dollar values using the closing price of Wolverine Worldwide common stock on the date of vesting.
2025 PROXY STATEMENT	60

Pension Plans and 2024 Pension Benefits
Wolverine Worldwide maintains the following defined benefit retirement plans: (1) the Wolverine Worldwide Employees' Pension Plan (“Pension Plan”), which is a funded and tax-qualified defined benefit plan under the Internal Revenue Code that covers eligible employees, and (2) the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (“SERP”), which is an unfunded, non-qualified plan that covers individuals recommended by the CEO and approved by the Compensation and Human Capital Committee. Messrs. Hufnagel and Stornant participate in the Pension Plan and SERP and Ms. Klimek and Mr. Latchana participate in the Pension Plan.
QUALIFIED PENSION PLANS
Participants vest in the Pension Plan after five years of qualifying service. Subject to the limitations imposed by the Internal Revenue Code, the Pension Plan generally pays a monthly benefit in an amount equal to a percentage of the participant's final average monthly earnings multiplied by his or her number of years of service less a monthly social security allowance. For purposes of this benefits formula, the Pension Plan caps years of service at 30 (25 for SERP participants), and the percentages of final average monthly earnings are 1.6% (2.0% for SERP participants). “Earnings” under the Pension Plan generally includes all W-2 compensation and pre-tax benefit plan deferrals other than taxable fringe benefits and deferred compensation, and for 2024 was capped at $345,000, the IRS limit applicable to tax qualified plans.
Upon retirement, a participant may elect to receive the benefit in the form of a life annuity, 5 or 10-year certain and life annuities, or joint and 50%, joint and 75%, or joint and 100% survivor annuities. The payments are actuarially adjusted based on the participant's election. Any election, other than an election to receive life annuity benefits, reduces the monthly benefit payable. The “normal” age at which benefits may be drawn under the Pension Plan is 65.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Messrs. Hufnagel and Stornant participate in the SERP, which provides retirement benefits above amounts available under the Company's tax qualified Pension Plan. The SERP benefit generally equals the difference between the participant's retirement benefit under the Pension Plan and the benefits the participant would have received if there were no IRS imposed cap on earnings when calculating the Pension Plan benefit. The SERP caps years of service at 25 in calculating a participant's benefit. The SERP also allows a retired participant who has five years of service to draw earlier (beginning at age 55) and on different terms than under the Pension Plan. A participant's earnings percentage multiplier is the same under the SERP as it is under the Pension Plan. The Compensation and Human Capital Committee may grant additional deemed years of service under the SERP to a participant, subject to the cap of 25 years. The full benefit of any additional years of deemed service is paid under the SERP.
If a retired participant draws the SERP benefit prior to age 65, the reduction factor is 0.333% for each month prior to age 60, and 0.1666% for each month between age 60 and age 65. As of the end of fiscal year 2024, Mr. Stornant is the only NEOs eligible to retire and begin drawing benefits under the SERP.
SERP benefits are paid monthly, and the SERP has a lump sum payment option which may apply to certain terminations of employment after a change in control or, if elected, upon death. The SERP also includes a disability benefit and a death benefit payable to the participant's designated beneficiary if the participant dies before retiring. The SERP provides for lump sum payments equal to 125% of the net present value of accrued benefits without regard to any reduction for early payment to participants who resign for good reason or are terminated by Wolverine other than for cause or due to death or disability within two years after a change in control.
The SERP also contains non-competition, confidentiality and employee non-solicitation provisions in favor of Wolverine Worldwide. Under the SERP non-competition provisions, a participant is not entitled to any benefit payment if the participant enters into certain relationships with a competing business prior to the date on which such benefit payment is due. If the participant's employment is terminated for serious misconduct, or if Wolverine Worldwide cannot collect under an insurance policy purchased to fund SERP benefits for certain reasons, the Company may terminate a participant's benefits under the SERP. Wolverine Worldwide may terminate the SERP or stop further accrual of SERP benefits for a participating NEO at any time, but termination will not affect previously accrued benefits.
2025 PROXY STATEMENT	61

PENSION BENEFITS IN FISCAL YEAR 2024
The following table provides for each NEO certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement:

	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Hufnagel	SERP	16	$1,214,773	—
	Pension	16	$655,765	—
Klimek[2]	SERP	—	—	—
	Pension	20	$451,930	—
Latchana[2]	SERP	—	—	—
	Pension	17	$292,318	—
Miller[2]	SERP	—	—	—
	Pension	—	—	—
Soriano[2]	SERP	—	—	—
	Pension	—	—	—
Stornant	SERP	25	$2,505,320	—
	Pension	25	$1,441,893	—

1.
These values are as of December 28, 2024, and are calculated assuming the participants will commence their benefits at age 65, and that those benefits will be paid in the form according to each participant's 409A election and use the PRI-2012 mortality tables for males and females (white collar for SERP and no collar for Pension Plan), projected forward from base year 2012 with generational projection using an unmodified MP-2021 projection scale, with contingent annuitant mortality tables applied after the death of the participant and using the following discount rates: 5.28% Pension Plan; 5.33% SERP.

2.	Ms. Soriano and Ms. Miller do not participate in the SERP or Pension Plan and Ms. Klimek and Mr. Latchana do not participate in the SERP.
2025 PROXY STATEMENT	62

Non-Qualified Deferred Compensation
Wolverine Worldwide maintains a Deferred Compensation Plan. This unfunded and non-qualified plan allows executives and other eligible senior employees of the Company to elect to defer all or a portion of their base salary, cash bonus, or other performance-based cash compensation. Wolverine Worldwide may, but need not, credit a participant's account under the plan with additional discretionary Company contributions, which may be subject to a vesting schedule and which would vest in full on a change in control. Amounts deferred pursuant to the Deferred Compensation Plan may be invested, at the direction of the participant, in an investment fund, index, or other investment vehicle, as designated by the Compensation and Human Capital Committee to be available under the plan, and earnings, if any, are credited to the participant's account.
Accounts are paid out upon the earliest to occur of (i) a qualifying separation from service, (ii) a change in control (as such term is defined in the Deferred Compensation Plan), and (iii) a termination of the Deferred Compensation Plan. Payment must generally be made, or installment payments must begin, (as elected by the participant at the time of deferral), within 60 days of the event triggering payment.
In 2024, none of the NEOs elected to defer amounts under the Deferred Compensation Plan and no NEOs received a Company contribution. Mr. Hufnagel and Mr. Stornant are the only NEOs who have previously elected to defer amounts under the Deferred Compensation Plan.

Name	Executive Contributions in 2024 ($)	Registrant Contributions in 2024 ($)	Aggregate Earnings in 2024 ($)[1]	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Hufnagel	—	—	$19,990	—	$428,019
Stornant	—	—	$693	—	$15,467

1.	Reflects market-based earnings on amounts credited to Mr. Stornant and Mr. Hufnagel under the Deferred Compensation Plan.
2025 PROXY STATEMENT	63

Potential Payments Upon
Termination or Change in Control
Wolverine Worldwide has entered into an Executive Severance Agreement with each NEO that provides certain rights, including the right to receive payments in the event of a termination of employment following a change in control. The Company also has entered into an agreement with each of Mr. Hufnagel and Ms. Soriano regarding termination benefits in the event of termination of employment under the circumstances described below.
BENEFITS TRIGGERED BY TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION
An NEO is not entitled to receive any additional forms of severance payments or benefits upon termination of employment for Cause or upon the NEO's voluntary decision, other than for Good Reason, to terminate his or her employment, as discussed in further detail below.
BENEFITS TRIGGERED BY TERMINATION OTHER THAN FOR CAUSE OR FOR GOOD REASON NOT IN CONNECTION WITH A CHANGE IN CONTROL
Mr. Hufnagel entered into an Employment Agreement upon his appointment as President and CEO of the Company in August 2023. The Employment Agreement states that upon termination of his employment by Wolverine Worldwide without Cause, or termination by Mr. Hufnagel with Good Reason, as such terms are defined in his Employment Agreement, Wolverine Worldwide will pay Mr. Hufnagel the following payments in exchange for a general release of claims in favor of Wolverine Worldwide: (1) continued base salary for 24 months; (2) payment of Company COBRA premiums for up to 24 months, or, if earlier, until eligible for coverage through another employer; (3) a pro rata target bonus opportunity for the year of termination; (4) pro rata vesting of outstanding performance-based equity awards as though Mr. Hufnagel had retired as of the date of termination, and pro-rata vesting of outstanding time-based equity awards that would have vested over the 12 month period following the date of termination; and (5) 12 months of outplacement assistance.
“Cause” generally is defined in Mr. Hufnagel’s Employment Agreement to mean: (1) any intentional act of fraud, embezzlement, theft, dishonesty, misrepresentation or breach of fiduciary duty with respect to the Company or its subsidiaries; (2) gross negligence or willful misconduct in the performance of duties; (3) material failure or refusal to follow any reasonable directive of the Board or the officer to whom Mr. Hufnagel reports, and if such failure and refusal is curable, if not cured within ten (10) days after written notice; (4) material breach of any noncompetition, nonsolicitation, confidentiality or other covenant with the Company, material breach of any material written policy of the Company which if curable, is not cured within ten (10) days after the Company’s written notice of such breach, or material breach of Mr. Hufnagel’s Employment Agreement, which if curable, is not cured within ten (10) days after the Company’s written notice of such breach; or (5) conviction of or indictment for or entering of a guilty plea or plea of no contest or nolo contendere with respect to any felony or any crime involving an act of moral turpitude.
“Good Reason” generally is defined in Mr. Hufnagel’s Employment Agreement to mean: (1) a material diminution in duties or a reduction of title, (2) a material breach by the Company of the Employment Agreement, (3) relocation of Mr. Hufnagel’s principal place of employment to a location that is more than fifty (50) miles from the Company’s corporate headquarters without Mr. Hufnagel’s consent, (4) termination of the Employment Agreement by the Company serving a notice of nonextension or (5) a reduction in Mr. Hufnagel’s base salary, unless such reduction is part of an across the board reduction for senior executives of the Company.
On June 8, 2018, Ms. Soriano entered into a Service Agreement with Wolverine Europe Limited, which is typical for senior executives based in the United Kingdom. Ms. Soriano’s agreement states that upon certain terminations of her employment by Wolverine Europe Limited, Wolverine Europe Limited will provide Ms. Soriano with written notice nine (9) months prior to such termination or, alternatively, will pay Ms. Soriano her base salary for such period (or any portion thereof) in lieu of such notice. In addition, upon voluntary termination of Ms. Soriano’s employment by Ms. Soriano for any reason, she is required to give written notice six (6) months prior to such termination and Wolverine Europe Limited may pay Ms. Soriano her base salary for such
2025 PROXY STATEMENT	64

period (or any portion thereof) in lieu of such notice. If Wolverine Europe Limited chooses to pay Ms. Soriano her base salary in lieu of notice, in either case, such amounts will be in full and final settlement of all claims Ms. Soriano may have against Wolverine and its affiliates and, further, such amounts will be reduced by any income earned from subsequent employment.
For purposes of Ms. Soriano’s Service Agreement, Wolverine Europe Limited will generally not be required to provide notice to terminate her employment if she (1) commits, repeats or continues any material breach of her Service Agreement or her obligations thereunder, (2) commits an act of gross misconduct or serious/gross incompetence or negligence including any deliberate act of discrimination or harassment, (3) acts in a manner which prejudices or is likely in the reasonable opinion of the Board to prejudice the interests or reputation of Ms. Soriano, Wolverine or its affiliates, (4) commits any material breach of the Code of Conduct, (5) commits or is charged or convicted of any criminal offense other than an offense which does not affect her position or any road traffic violation, (6) is declared bankrupt, (7) is prohibited by law from being a director of a company, (8) is removed as a director of Wolverine Europe Limited or any affiliate for a reason related to misconduct, (9) is in breach of the warranties contained in the Service Agreement, (10) breaches a material policy of Wolverine or its affiliates, (11) becomes incapacitated and no longer able to perform her duties for a period exceeding 26 weeks in any 12 month period, or (12) ceases to hold any necessary qualification to carry out her duties and/or is in breach of any rules and regulations or any relevant regulatory body.
In addition, on March 3, 2025, in connection with Ms. Soriano's planned termination on March 3, 2026 (the “Termination Date”), the Company entered into the Settlement Agreement with Ms. Soriano providing for (i) releases of Ms. Soriano’s claims against the Company as of the Termination Date, (ii) a cash payment to Ms. Soriano from the Company in an amount equal to one year of her base salary, to be paid following the Termination Date, (iii) Ms. Soriano’s agreement to comply with covenants restricting her ability to compete with the Company and to solicit and hire the Company’s employees for seven months and one year, respectively, following the Termination Date, (iv) a repatriation payment from the Company to Ms. Soriano in the amount of £300,000, to be paid following the Termination Date, (v) continued vesting of the portion of the unvested equity awards granted to Ms. Soriano for eight months after the Termination Date, and (vi) the Company’s ability, in its discretion, to require that Ms. Soriano take leave for any period prior to the Termination Date, during which period she will continue to receive her base salary and benefits and remain eligible to receive bonus payments and vesting of equity awards.
BENEFITS TRIGGERED UPON A CHANGE IN CONTROL
Benefits Upon Termination Following a Change in Control. Under the Executive Severance Agreements entered into with the NEOs, payments and benefits are triggered when employment is terminated without “Cause” or when an executive terminates employment for “Good Reason” within two years following a change in control of Wolverine Worldwide.
Upon such a qualifying termination, Wolverine Worldwide will pay the lump sum severance payment under the Executive Severance Agreement composed of the following: (1) unpaid base salary and bonus payments that had been earned; (2) in lieu of a bonus payment under the annual bonus plan, an amount equal to the quotient of the number of days the NEO was employed by Wolverine Worldwide, or any successor company in the year of termination, divided by the number of days in the year; multiplied by 100% of the greater of either (a) the bonus awarded to the NEO under the annual bonus plan for the preceding year and (b) the average paid to the NEO over the preceding two year period under the annual bonus plan; (3) in lieu of payments under the various three year performance periods that remain open on the date of termination, if any, an amount equal to the bonus the NEO would have received based on actual and assumed performance measures, multiplied by the quotient of the number of days the NEO participated in the performance period prior to the termination, divided by the total number of days in the performance period (in determining the earnings per share or other performance measures that can be determined annually for any year subsequent to the year of termination, performance will equal the level required to attain the maximum goal under the three year plan for that year); (4) two times the sum of (a) the NEO's highest annual base salary during the 12 month period prior to termination and (b) the greater of (i) the average amount earned by the NEO during the previous two years under the annual bonus plan and (ii) the amount earned during the previous year under the annual bonus plan; (5) 100% of the positive spread for any stock options held by the NEO on the date of termination, whether or not vested; and (6) in the case of Mr. Hufnagel, the present value of an additional three years of deemed service under the Pension Plan and SERP and for Mr. Latchana and Ms. Klimek, the present value of an additional three years of deemed service under the Pension Plan Upon a termination of employment following a change of control, Wolverine Worldwide or any successor company will maintain for a period of six months to one year the NEO's benefits under the then current benefit plans, programs or arrangements that the NEO was entitled to participate in immediately prior to the termination date. In addition, Wolverine Worldwide or any successor company will provide outplacement services through the last day of the second calendar year following the calendar year of termination.
2025 PROXY STATEMENT	65

“Change in Control” under the Executive Severance Agreements generally means certain changes in composition of the Board of Directors, certain acquisitions of 20% or more of Wolverine Worldwide's common stock or combined outstanding voting power of Wolverine World Wide, Inc., and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or distributions of substantial assets (unless such transactions result in the creation of an entity in which at least 50% of the common stock and combined voting power is owned by the owners of record prior to the transaction, no single shareholder owns more than 20% of the combined voting power and a majority of the board remains unchanged). In all cases, an event will not qualify as a change in control unless it qualifies as “a change in the ownership or effective control” of the Company or “a change in the ownership of a substantial portion of the assets of the Company,” each as determined under the stringent requirements of Section 409A of the Tax Code. Under this standard, for example, transactions must be consummated, not just approved by shareholders.
“Cause” is defined under the Executive Severance Agreements to generally mean the willful and continued failure to substantially perform duties or willfully engaging in gross misconduct that is injurious to the Company.
“Good Reason” is defined under the Executive Severance Agreements to generally mean: (1) any materially adverse change in position, duties, responsibilities or title, or any removal, involuntary termination or failure to re-elect an officer; (2) a reduction in annual base salary; (3) any relocation or requirement to substantially increase business travel; (4) the failure to continue providing any executive incentive plans or bonus plans; (5) the failure to continue any employee benefit plan or compensation plan unless a comparable plan is available; (6) the failure to pay any salary, bonus, deferred compensation or other compensation; (7) the failure to obtain an assumption agreement from any successor; (8) any purported termination of the employment which is not effected in a manner prescribed by the Executive Severance Agreement; or (9) any other material breach by Wolverine Worldwide or any successor company of its obligations under the Executive Severance Agreement.
Benefits Upon a Change in Control Only. The Company has double-trigger equity vesting upon a change in control, meaning that vesting only accelerates upon a qualifying termination of employment after a change in control. To the extent that the Company has made discretionary contributions under the Deferred Compensation Plan that are subject to a vesting schedule, any unvested portion of these contributions will vest on a change in control. Change in control for this purpose generally means certain changes in the composition of the Board of Directors, certain acquisitions of 20% of Wolverine Worldwide's common stock (50% in the case of the Deferred Compensation Plan) and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or dispositions of substantial assets.
Excise Tax Gross Up. The Compensation and Human Capital Committee previously determined that Wolverine Worldwide would not provide excise tax gross up payments in employment agreements entered into after 2008.
BENEFITS TRIGGERED BY RETIREMENT, DEATH OR PERMANENT DISABILITY
Pension Plan. In the event of death before retirement, the Pension Plan provides the surviving spouse of a vested participant a death benefit equal to the qualified pre-retirement survivor annuity as defined in the Internal Revenue Code (generally 50% of the participant's accrued normal retirement benefit). This benefit is paid annually to the surviving spouse beginning when the participant would have turned 60 and continues for the life of the surviving spouse. For participants with at least three years of service as of December 31, 2003, and who have at least 10 years of service and are employed by the Company at the time of death, the amount of the survivor benefit under the Pension Plan is calculated as though the participant had continued as an employee of the Company until age 65 at the compensation level as of the date of death and the benefit begins upon the date of death, unreduced for early commencement. The survivor benefit for participants who meet all the criteria set forth in the preceding sentence, but who die when they are not employed by the Company, are entitled to a joint and survivor benefit commencing upon the date of death, unreduced for early commencement.
SERP. If a SERP participant dies before beginning to receive benefits under the SERP, the Company must, based on the participant's election, pay the beneficiary either a monthly annuity or a lump sum death benefit equal to the present value of the benefit computed as if the participant had retired on the date of death, had begun receiving benefits at age 55, and had continued to receive benefits for the remainder of the participant's life expectancy. If the participant dies after beginning to receive benefit payments, benefits cease unless the participant was receiving benefits in the form of one of the joint and survivor annuity optional elections under the plan or had elected benefits in a form that provides for a continuation of benefits.
2025 PROXY STATEMENT	66

If a participant becomes disabled (as defined in the SERP), the SERP provides a disability benefit equal to 60% of the normal retirement accrued benefit based upon years of service up to the date that the participant became disabled through the date the participant reaches age 65 (at which point, the participant would begin drawing full SERP benefits) or is no longer disabled.
Annual Bonus Plan. Upon termination of employment at least six months after the beginning of a fiscal year due to death, disability, or early or normal retirement, an NEO is entitled to receive a pro rata portion of any annual bonus award earned under the annual bonus plan based on the NEO's service during such fiscal year and actual performance under the annual bonus plan. The annual bonus is payable at the same time and in the same manner as awards are paid to other NEOs for the fiscal year.
Stock Incentive Plans. Upon death, disability or voluntary termination of employment after attaining age 59 with ten years of service with the Company, subject to certain conditions, the restrictions on time-vested units vest. Upon death, disability or voluntary termination of employment after attaining age 59 with ten years of service with the Company, subject to certain conditions, the restrictions on performance units will vest on a prorated basis based on Company performance for each open three-year cycle.
Deferred Compensation Plan. Upon death, disability, or other qualifying separation from service, including retirement, all in accordance with Section 409A of the Internal Revenue Code, all amounts deferred by the NEOs under the Deferred Compensation Plan, including any vested amounts credited to the NEOs pursuant to a discretionary Company contribution, shall generally be paid, or commence payment, within 60 days of the termination in accordance with the schedule elected by the NEO at the time of deferral.
DESCRIPTION OF RESTRICTIVE COVENANTS THAT APPLY DURING AND AFTER TERMINATION OF EMPLOYMENT
The SERP contains non-competition, confidentiality, and employee non-solicitation provisions in favor of Wolverine Worldwide. Under the non-competition provisions of the SERP, the participant will not be entitled to any benefit payment if, prior to the date on which such benefit payment is due, the participant enters into certain relationships with a competing business.
ESTIMATED PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
The following table summarizes the potential payments and benefits payable to each NEO upon a change in control or termination of employment following each of the triggering events set forth in the table. As required, the amounts in the table assume that the termination of employment or change in control of Wolverine Worldwide took place on the Company's last day of fiscal year 2024, which was December 28, 2024. The amounts set out below are in addition to benefits that are generally available to the Company's employees such as distributions under the Company's 401(k) savings plan, disability or life insurance benefits and accrued vacation. Due to the many factors that affect the nature and amount of any benefits provided upon the termination events discussed below, any actual amounts paid or distributed to NEOs may be different. Factors that may affect these amounts include timing during the year of the occurrence of the event, Wolverine Worldwide's stock price and the NEO's age and years of service.
The value of the accelerated vesting of unvested equity-based compensation awards was computed using the closing market price $22.48 of Wolverine Worldwide's common stock on December 27, 2024, the last business day in fiscal year 2024. The value for unvested restricted stock is computed by multiplying $22.48 by the number of shares of the NEO's restricted stock that would vest as a result of an event.
2025 PROXY STATEMENT	67

Each of the hypothetical events described in the following table (the highlighted headings in the left-hand column) is calculated and reported as a discrete event. For example, the amounts disclosed under the “Change in Control Only” heading are not cumulative with the amounts disclosed under the “Change in Control/Termination” heading.

Termination Event and Payment / Benefits	Hufnagel	Klimek	Latchana	Miller	Soriano	Stornant

Termination by Company for Cause or Voluntary Termination (other than for Good Reason or due to Retirement)	—	—	—	—	—	—

Termination by Company Other Than for Cause or by Executive for Good Reason or In Lieu of Notice	$7,469,020	—	—	—	$427,867[11]	—

Change in Control / Termination
Executive Severance Agreement[1]	$5,181,330	$1,830,244	$1,826,704	$2,402,086	$2,525,287	$2,884,630
Benefits under Executive Severance Agreement[2]	$40,704	$38,876	$42,353	$34,856	$36,023	$54,515
Stock Incentive Plans[3]	$7,582,706	$1,782,893	$450,512	$733,230	$1,901,811	$2,109,832
Lump sum payment under the SERP[4]	$3,309,970	—	—	—	—	$5,191,371

Death
SERP[5]	$2,815,314	—	—	—	—	$4,435,062
Pension Plan[6]	$364,837	$206,711	$160,503	—	—	$1,067,627
Stock Incentive Plans[3]	$7,582,706	$1,782,893	$450,512	$733,230	$1,901,811	$2,109,832
Earned Incentive Compensation[7]	$4,236,181	$651,364	$391,366	$386,043	$912,569	$1,176,820

Disability
SERP[8]	$2,262,606	—	—	—	—	$3,397,398
Stock Incentive Plans[3]	$7,582,706	$1,782,893	$450,512	$733,230	$1,901,811	$2,109,832
Earned Incentive Compensation[7]	$4,236,181	$651,364	$391,366	$386,043	$912,569	$1,176,820

Retirement
SERP[9]	$1,927,265	—	—	—	—	$3,652,717
Pension Plan[9]	$750,844	$518,405	$332,410	—	—	$1,674,257
Stock Incentive Plans[3]	$7,582,706	$1,782,893	$450,512	$733,230	$1,901,811	$2,109,832
Earned Incentive Compensation[7]	$4,236,181	$651,364	$391,366	$386,043	$912,569	$1,176,820

Change in Control Only
Stock Incentive Plans[10]	—	—	—	—	—	—

1.
Payments would be triggered after termination of employment under certain circumstances within two years following a change in control. Includes amounts payable in cash under the terms of the Executive Severance Agreement, excluding the value of the cash payout to each NEO of the option spread for already vested options. The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the tax code. The value of service-based restricted units that vest upon a change in control under the terms of the Company's stock incentive plans are included in the Stock Incentive Plans row.

2.
These estimates assume that Wolverine Worldwide, or any successor company, maintains the benefit plans for a period of one year after termination and the outplacement services for a period beginning with the date of termination and ending on the last day of the second calendar year following the calendar year in which the date of termination occurred.

3.	Reflects the value of unvested shares of restricted stock units that would vest because of the event.
4.
Reflects the entire lump sum benefit payable to applicable NEOs, including any accumulated benefit. The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the Tax Code.

5.	Reflects the entire lump sum death benefit payable to a participating NEO's beneficiary, including any accumulated benefit.
6.
Amounts reflect the net present value of the annuity paid to the surviving spouse calculated using the same discount rate and mortality assumptions used in the Pension Benefits table under the heading “Pension Benefits in Fiscal Year 2024” under the heading “Pension Plans and 2024 Pension Benefits.” In accordance with the terms of the Pension Plan, the death benefit for Mr. Stornant was calculated as though the NEO had continued as an employee of Wolverine Worldwide until age 65 at the compensation level as of the date of death.

7.
Under the Annual Bonus Plan and the terms of performance unit awards, each NEO may be eligible to receive a pro rata portion of any award if employment is terminated as a result of any of the specified events in the table. The amount reported represents (a) actual payout under the Annual Bonus Plan for fiscal year 2024, (b) actual payout under the 2022-2024 performance cycle and (c) target performance for the 2023-2025 and 2024-2026 performance cycles. Performance units would vest on a prorated basis based on actual Company performance.

8.
Reflects the net present value of the annuity using the same discount rate and mortality assumptions used in the Pension Benefits table and assuming the NEO drew the disability benefit until age 65 followed by the normal retirement benefit.

9.
Reflects the net present value of benefits according to actual elections in place and assuming SERP benefits begin at age 55 (or immediately if older than 55) and pension benefits as of age 60 with 10 years of service.

10.	Unvested restricted stock units (including performance share awards) do not vest based on a change in control only.
11.
Represents 9 months of base salary and is the maximum amount payable if the Company chooses to terminate her employment without notice. If Ms. Soriano voluntarily terminates, the maximum payout in lieu of notice is six months of base salary ($285,245).

2025 PROXY STATEMENT	68

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Christopher Hufnagel, the Company's Chief Executive Officer.
For 2024, our last completed fiscal year, the annual total compensation of the employee of the Company identified at median was $52,621 and the annual total compensation of the CEO, as reported in the Summary Compensation Table above was $9,372,067.
Based on this information, the 2024 ratio of the annual total compensation of Mr. Hufnagel to the median of the annual total compensation of all employees was estimated to be 178 to 1.
The methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our “median employee” are described below.
•
We determined that, as of December 30, 2023, our employee population consisted of approximately 4,098 (2,251 in the U.S. and 1,847 outside the U.S.) individuals globally. After excluding employees from Austria (2), Belgium (1), Cayman Islands (1), Chile (13), Dominican Republic (4), Hong Kong (29), India (8 employees), Ireland (58), and Thailand (1) pursuant to the “de minimis” exception provided for in the rules, we used a base of 3,981 employees for purposes of determining the “median employee.” We selected December 30, 2023, as the date upon which we would identify the median employee in order to align with year-end. We believe there have been no changes in our employee population or our compensation arrangements in 2024 that would result in a material change in our pay ratio disclosure or our median employee, and therefore used the same median employee as in last year’s pay ratio disclosure.

•
To identify the median employee from our employee population, we used annual base salary, plus bonus and other cash incentives paid for the 12-month period ending December 30, 2023 as our consistently applied compensation measure - the same approach used in prior years.

○	In making this determination, we annualized the compensation of all newly hired regular employees during this period.
○	Additionally, for our full-time population, we used annualized salary; for our part-time population, we used the hourly rate of pay multiplied by the regularly scheduled hours expected to work.
•	Once we identified our median employee, we combined the elements of such employee's compensation for fiscal 2024 in accordance with the SEC's rules, resulting in annual total compensation of $52,621.
2025 PROXY STATEMENT	69

PAY VS. PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the following information is provided about the relationship between compensation shown in the Summary Compensation Table (SCT), Compensation Actually Paid (CAP), Total Shareholder Return (TSR), Net Income, and Non-GAAP Pre-Tax Income as the Company Selected Measure.
As shown in the table below, the CEO and other NEOs’ Compensation Actually Paid amounts are aligned with the Company’s TSR. Compensation Actually Paid has meaningfully decreased when the stock price has decreased (e.g., 2022), and Compensation Actually Paid has meaningfully increased when the stock price has increased (e.g., 2024). Alignment is primarily due to the Company’s use of equity incentives, which are tied directly to stock price in addition to the Company’s financial performance.

									Value of Initial Fixed $100 Investment Based On:
Year	Summary Comp. Table Total for Krueger CEO(a)	Summary Comp. Table Total for Mr. Hoffman CEO(a)	Summary Comp. Table Total for Mr. Hufnagel CEO(a)	Comp. Actually Paid to Krueger CEO(a), (b)	Comp. Actually Paid to Hoffman CEO(a), (b)	Comp. Actually Paid to Hufnagel CEO(a), (b)	Average Summary Comp. Table Total for Non-CEO NEOs(a)	Average Comp. Actually Paid to Non-CEO NEOs(a), (b)	Wolverine World Wide TSR	Peer Group (c) TSR	Net Income (in Millions)	Non-GAAP Pre-Tax Income (in Millions) (d)
2024	N/A	N/A	$9,372,067	N/A	N/A	$28,578,673	$1,877,688	$4,434,728	$74.93	$130.36	$51.5	$92.5
2023	N/A	$7,578,715	$3,174,477	N/A	$3,230,490	$2,691,339	$2,310,884	$1,841,974	$28.98	$134.84	($39.2)	$4.8
2022	N/A	$6,519,654	N/A	N/A	$207,454	N/A	$1,818,674	$868,826	$34.33	$108.06	($189.1)	$133.1
2021	$14,405,857	N/A	N/A	$3,570,244	N/A	N/A	$3,924,986	$2,336,212	$88.24	$151.33	$67.0	$191.5
2020	$9,519,491	N/A	N/A	$5,934,954	N/A	N/A	$3,547,178	$2,591,063	$94.56	$120.70	($138.6)	$92.4

(a)	NEOs included in these columns reflect the following:

Year	CEO (or Principal Executive Officer)	Non-CEO NEOs
2024	Christopher Hufnagel	Amy Klimek, David Latchana, Taryn Miller, Isabel Soriano, Michael Stornant
2023	Brendan Hoffman (through 8/5/2023) & Christopher Hufnagel (through end of year)	Isabel Soriano, Michael Stornant, James Zwiers, Amy Klimek
2022	Brendan Hoffman	Isabel Soriano, Michael Stornant, James Zwiers, Christopher Hufnagel
2021	Blake Krueger	Brendan Hoffman, Isabel Soriano, Michael Stornant, James Zwiers
2020	Blake Krueger	Brendan Hoffman, Michael Jeppesen, Michael Stornant, James Zwiers

(b)
The following table details the adjustment to the Summary Compensation Table Total Pay for our CEO, as well as the average for our other NEOs, to determine “compensation actually paid,” as computed in accordance with Item 402(v), with dividends accounted for in the change in fair value of the awards. Amounts do not reflect actual compensation earned by or paid to our NEOs during 2024.

	CEO	NEO Average
	Hufnagel (2024)	2024
Summary Compensation Table Total	$9,372,067	$1,877,688
Less: Reported Fair Value of Equity Awards(1)	$6,800,009	$793,814
Add: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year(2)	$23,953,175	$2,317,940
Add: Change in Fair Value from prior Year-End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year(2)	$224,381	$69,837
Add: Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years(2)	$1,884,203	$957,513
Less: Fair Value at the End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year(2)	$17,269	$25,459
Add: Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	$132,880	$26,780
Less: Change in Pension Value Reported in the Summary Compensation Table	$438,706	$5,999
Add: Pension Service Cost for Services Rendered During the Year	$267,951	$10,241
Compensation Actually Paid	$28,578,673	$4,434,728

(1)	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(2)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were measured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. For performance-based awards, the fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. Dividends are accounted for in the change in fair value calculations. We did not grant any equity awards that vested in the year of grant.

(c)	Peer Group reflects the same S&P 1500 Consumer Durables & Apparel Index used for the performance graph included in the 10-K as required under S-K Item 201(e)(1)(ii).
(d)	For a reconciliation of GAAP Pre-tax Income to non-GAAP Pre-tax Income, as used in the third table below, see the Non-GAAP reconciliation table in Appendix A.
2025 PROXY STATEMENT	70

Tabular list of Company Performance Measures
The four measures listed below, in no particular order, represent the most important metrics to link Compensation Actually Paid for FY 2024 as further described in our Compensation Discussion and Analysis (CD&A) within the sections titled “Short-Term Incentive Compensation” and “Long-Term Incentive Compensation.”

Most Important Performance Measures
Non-GAAP Pre-Tax Income
Revenue
Non-GAAP Operating Profit
Relative TSR

Compensation Actually Paid versus Total Shareholder Return
As shown in the chart below, the CEO and other NEOs’ Compensation Actually Paid amounts are aligned with the Company’s TSR. Alignment is primarily due to the Company’s use of equity incentives, which are tied directly to stock price in addition to the Company’s financial performance. The TSR calculation assumes a $100 investment made on 12/28/2019.
A $100 investment in Wolverine since the announcement of Mr. Hufnagel’s appointment to CEO (on August 10, 2023) would be worth $268.34 at the end of fiscal year 2024 (168% appreciation) and Mr. Hufnagel’s Compensation Actually Paid is 149% higher than his Compensation disclosed in the Summary Compensation Table for fiscal years 2023 and 2024, demonstrating alignment between our current CEO’s realizable compensation and the performance of our Company Stock during Mr. Hufnagel’s CEO tenure.

2025 PROXY STATEMENT	71

Compensation Actually Paid versus Net Income
The chart below compares the CEO and other NEOs’ Compensation Actually Paid to our Company’s GAAP Net Income.

Compensation Actually Paid versus Non-GAAP Pre-Tax Income
The chart below compares the CEO and other NEOs’ Compensation Actually Paid to our Company Selected Measure, Non-GAAP Pre-Tax Income.

2025 PROXY STATEMENT	72

Proposal 2 – Advisory Resolution to
Approve Executive Compensation
The Company is asking its shareholders to indicate their support for Wolverine Worldwide's NEO compensation, as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company's shareholders the opportunity to express their view on compensation for the Company's NEOs. The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation and Human Capital Committee or the Board. Even though non-binding, the Board and Compensation and Human Capital Committee value the opinions of Wolverine Worldwide's shareholders and will review and consider the voting results when making future decisions regarding the Company's executive compensation program.
At the 2023 annual meeting of shareholders, the Company held an advisory vote on the frequency of future say-on-pay votes. Our shareholders approved, on an advisory basis, an annual say-on-pay vote, and after consideration of the shareholders’ vote, the Board determined to proceed with an annual say-on-pay vote. After the 2025 Annual Meeting of Shareholders, our next advisory vote to approve executive compensation will occur at our 2026 annual meeting of shareholders. Further, in accordance with Rule 14a-21(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders will be asked to vote again on how frequently the Company should hold future say-on-pay votes at the Company's 2029 annual meeting of shareholders.
The Company encourages shareholders to read the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement beginning on page 38. As described in the CD&A section, the Compensation and Human Capital Committee has structured the executive compensation program to achieve the following key objectives:
•	Align the interests of NEOs with those of the shareholders through incentives based on achieving performance objectives that enable increased shareholder value
•	Provide incentives for achieving specific pre-established near-term strategic, business unit and corporate goals and reward the attainment of those goals
•	Provide incentives for achieving specific pre-established longer-term corporate financial goals and reward the attainment of those goals
•	Attract and retain talented NEOs who will lead Wolverine Worldwide and drive superior business and financial performance
The executive compensation program is designed to achieve these objectives, in part, by:
•	Weighting at-risk and variable compensation (annual bonuses and long-term incentives) much more heavily than fixed compensation (base salaries)
•	Rewarding annual performance while maintaining emphasis on longer-term objectives
•	Blending cash, non-cash, long- and short-term compensation components and current and future compensation components
The Company encourages shareholders to read the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 54-72, which provide detailed information on the compensation of the Company's NEOs.
The Compensation and Human Capital Committee and the Board of Directors believe the Company's compensation program and its policies and procedures articulated in the CD&A section are effective in aligning the interests of the Company's NEOs with the interests of shareholders, promoting the achievement of the Company's near- and long-term objectives and increasing shareholder value.
In accordance with the rules under Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company asks shareholders to approve the following advisory resolution at the 2025 Annual Meeting of Shareholders:
2025 PROXY STATEMENT	73

RESOLVED, that the shareholders of Wolverine World Wide, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis section, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2025 Annual Meeting of Shareholders.
BOARD RECOMMENDATION
The Board recommends that you vote “FOR” approval of the advisory resolution to approve executive compensation.
2025 PROXY STATEMENT	74

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm
Ernst & Young LLP (“Ernst & Young”) was the Company's independent registered public accounting firm for the fiscal year ended December 28, 2024. The Audit Committee has reappointed Ernst & Young as the Company's independent registered public accounting firm for the current fiscal year. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Ernst & Young to the Company's shareholders for ratification. If this appointment is not ratified by the holders of a majority of votes cast affirmatively or negatively on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm any time during the year if it determines that such a change would be in the best interests of the Company and the Company's shareholders.
The Audit Committee reviewed Ernst & Young's performance prior to appointing it as the Company's independent registered public accounting firm, and considered:
•
The historical and recent performance of Ernst & Young on the Company's audit, including the quality of the engagement team and Ernst & Young's experience, client service, responsiveness and technical expertise

•	The Public Company Accounting Oversight Board (“PCAOB”) report of selected Ernst & Young audits
•	The appropriateness of fees charged
•	Ernst & Young's familiarity with the Company's accounting policies and practices and internal control over financial reporting
•	Ernst & Young's financial strength and performance
Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.
BOARD RECOMMENDATION
The Board recommends that you vote “FOR” ratification of the Audit Committee's selection of the firm of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2025.
2025 PROXY STATEMENT	75

Proposal 4 – Shareholder Proposal
Green Century Capital Management, Inc., on behalf of the Green Century Equity Fund, 114 State St., Suite 200, Boston, MA 02109, has submitted the following proposal. Green Century Equity Fund is the beneficial owner of at least $25,000 worth of shares of the Company’s common stock. The proponent is solely responsible for the contents of this proposal and its supporting statement.
If properly presented at the Annual Meeting by or on behalf of the proponent, the Board of Directors recommends a vote AGAINST this proposal.
Resolution Regarding Emissions Disclosures and Targets
Whereas: The Intergovernmental Panel on Climate Change has advised that greenhouse gas (GHG) emissions must be halved by 2030 and reach net zero by 2050 to limit global warming to 1.5 °C. Each 1 °C temperature rise will reduce global GDP by as much as 12% and entail increasingly severe physical, transition, and systemic risks for companies and investors alike.4
The Science Based Targets initiative (SBTi) advises the apparel and footwear industry to reduce emissions at least 4.2% per year to stay on a 1.5°C pathway.5 Yet, an analysis of the largest retailers reporting to the Carbon Disclosure Project (CDP) found that 63% will need to accelerate action to reach their 2030 goals.6 Without action, the industry’s emissions are expected to increase by nearly 30% by 2030.7
In its 10-K, Wolverine World Wide, Inc. (Wolverine) acknowledges that “severe weather due to climate change” may result in higher costs and “extreme weather conditions can... adversely impact the Company’s business, results of operations and financial position.” Furthermore, climate change will produce more intense and frequent weather-related events in Wolverine’s critical manufacturing countries, including Vietnam and China.8 By 2030, extreme weather will jeopardize nearly $65 billion worth of exports in the footwear and apparel industry.9
Although Wolverine’s 10-K claims that “sustainability is important to our customers and a competitive advantage for our business,” the Company has yet to disclose any GHG emissions data or set GHG emissions reduction targets. Without data regarding Wolverine’s GHG emissions and plans to reduce them, investors are left uncertain about the extent to which Wolverine is exposed to the climate risks outlined in its 10-K and if, or how, the Company intends to mitigate them.
Wolverine lags its peers in the footwear and apparel industry. Competitors Croes, Deckers Outdoor Corp., VF Corp., Puma, Under Armour, New Balance, Adidas, and Steve Madden Ltd. have all disclosed their full value chain emissions, among others. These companies are also among the 563 textiles, apparel, and footwear companies with SBTi verified emissions reduction targets or commitments to establish them.10 New Balance, Adidas, and Puma have also published detailed climate transition plans disclosing how they will achieve their GHG emissions reduction goals.
RESOLVED: Shareholders request that Wolverine disclose its current GHG emissions as well as short-, medium- and long-term targets for measurably reducing them—and that Wolverine report annually on its progress toward those targets.
SUPPORTING STATEMENT: Proponents recommend, at the board and management’s discretion, that the disclosures include:
•	The full range of Wolverine’s operational and supply chain emissions;
•	A transition plan for achieving the Company’s goals;
•	Consideration of frameworks, benchmarks and processes developed by credible third parties such as SBTi, IPCC, Transition Plan Taskforce, and Task Force for Climate-Related Financial Disclosures.
[4]	https://www.weforum.org/agenda/2024/06/nature-climate-news-global-warming-hurricanes/.
[5]	https://sciencebasedtargets.org/resources/legacy/2019/06/SBT_App_Guide_final_0718.pdf.
[6]	https://www.mckinsey.com/industries/retail/our-insights/sustainable-style-how-fashion-can-afford-and-accelerate-decarbonization#/.
[7]	https://www.mckinsey.com/industries/retail/our-insights/sustainable-style-how-fashion-can-afford-and-accelerate-decarbonization.
[8]	https://www.mckinsey.com/industries/retail/our-insights/sustainable-style-how-fashion-can-afford-and-accelerate-decarbonization.
[9]	https://www.mckinsey.com/industries/retail/our-insights/state-of-fashion, 10.
[10]	https://sciencebasedtargets.org/companies-taking-action#dashboard.
2025 PROXY STATEMENT	76

Board Response
Following careful review and consideration of the proposal, the Board has determined that the proposal is unnecessary and not in the best interests of the Company’s shareholders for the reasons set forth below.
Wolverine Worldwide has committed to reporting Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions in 2025 and expects to begin reporting on Scope 3 GHG emissions in 2026 as we continue to accelerate our emissions data collection and disclosure.
As highlighted in our most recent Global Impact Report, our efforts to transform our business include sharpening our enterprise-wide commitment to innovation and sustainability in our products, our processes, and our global footprint. We have executed a wide swath of important corporate responsibility initiatives in recent years and are focused on progressing our efforts to help reduce our environmental impact. Understanding and measuring our footprint and preparing for climate disclosure were key priorities for the Company in 2023 and 2024 and are expected to remain a focus in 2025.
•
In 2023, we directed an assessment of our climate-related programs and practices, the relevant expectations of our stakeholders, and future mandatory climate-related reporting obligations to which we may be subject. Following this review, the Company adopted a Climate Action Plan (the “Plan”) designed to inform the future progression of our climate-related governance, disclosures, and practices, including key milestones and recommended workstreams.

•
In 2024, we directed an emissions gap assessment to help us begin establishing a comprehensive GHG emissions inventory aligned with key climate standards and in advance of third-party assurance and disclosure. Based on the assessment’s results, and consistent with the Plan, we engaged a third party specialist with significant experience in GHG emissions assessment and climate-related disclosure to create our first Scope 1 and 2 GHG emissions inventory aligned with the GHG Protocol Corporate Accounting and Reporting Standard. We also began a relevancy assessment of Scope 3 GHG emissions categories.

As a result of that work, we plan to begin annual reporting our Scope 1 and 2 GHG emissions for the first time in 2025. In addition, we have completed our relevancy assessment for Scope 3 GHG emissions and are working on related data collection. We currently expect to begin reporting our Scope 3 GHG emissions in 2026.
Our existing GHG emissions and climate-related reporting priorities are appropriately tailored to our business, market position, and evolving reporting obligations.
Wolverine Worldwide is focused on preparing an accurate, reliable emissions inventory that will inform and respond to the interests of our investors, customers, and other stakeholders. At the same time, we expect to also need this data to satisfy mandatory reporting regimes in the United States and the European Union. These standards are complex and vary in their expectations for GHG emissions and climate-related reporting. They are also subject to change in the near-term due to ongoing litigation, forthcoming regulations, and recently proposed legislative reforms. We believe our current emissions reporting strategy is appropriate because it enables us to continue enhancing our voluntary sustainability reporting while also preparing for mandatory disclosures beginning as early as 2026. Our approach supports the efficient allocation of our capital and internal resources.
We expect our strategy will ultimately enable us to review our operational and value chain footprint with year-over-year comparisons and then to assess next steps on our sustainability journey, including the appropriateness of emission reduction targets and related plans as requested by the proposal. That said, we believe establishing science-based emission reduction targets and adopting a climate transition plan are premature at this time and an inappropriate use of Company resources while we are still preparing for our first year of GHG emission reporting.
As our emissions reporting progresses, we continue to monitor and assess our energy usage, including by looking for additional opportunities to increase our energy efficiency and decrease energy consumption. Wolverine Worldwide has purchased renewable energy credits to offset the energy use at our North America facilities since 2015, and in 2023, offset its consumption through the purchase of 20,000 megawatts of such credits. In 2023, we also reduced our electricity usage by 12% over 2022. We undertook initiatives to help reduce waste in our U.S. office facilities, including updating HVAC systems in approximately 830,000
2025 PROXY STATEMENT	77

square feet of our U.S. office buildings, replacing 40% of the boilers in our U.S. office buildings, retrofitting existing boiler pumps, and upgrading approximately 95% of all lighting in our North America locations to LED, among others actions. In Europe, we successfully converted 10 vehicles to electric, progressing on our goal to convert 100% of our vehicles to EV by 2030 in the UK, Netherlands, Germany, and France.
Through our shareholder engagement efforts, we actively seek to understand their priorities and perspectives, and expectations for our initiatives. Of the shareholders with whom we engage (representing 78% of our shares outstanding, as disclosed in the Shareholder Engagement section of this proxy statement), those that inquired about our corporate responsibility efforts have been pleased with our progress and strategy. This view is reinforced by feedback from one of our largest shareholders who expressed satisfaction with our existing climate strategy. We shared this view in our multiple meetings with the proponent to hear its perspective on these topics, share our progress, and seek to find common ground related to the proposal. We also offered to set a meeting with the proponent after we first disclose our Scope 1, 2, and 3 GHG emissions so that we could further discuss our progress and hear the proponent’s views on establishing targets.
The Company’s strategy is also consistent with our compensation peer group, a collection of companies selected by our Compensation and Human Capital Committee as relevant comparisons to the Company based on their industry, channels of distribution, revenue, and market capitalization, among other factors. As of January 2025, only slightly more than half of that peer group (or 56%) had set a Science-Based Targets initiative (SBTi)-approved target related to GHG emissions. Approximately 80% of those target-setting companies had annual revenues in excess of our revenues. The examples cited in the proposal, by contrast, are not appropriate comparisons, as Adidas, VF Corp, Puma, and New Balance are not compensation peers and have annual revenues approximately 3 to 10 times greater than the Company’s annual revenues.11
The Company continues to invest in and report on corporate responsibility topics of interest to our stakeholders.
We have published global impact reports that highlight our annual corporate responsibility initiatives and priorities since 2021. This commitment to transparency allows us to showcase our efforts to protect the planet, support our teams, serve our communities, and maintain responsible sourcing and supply chains. These efforts are supported by strong corporate governance structures, including a cross-functional team overseen by our Board through its committees.
BOARD RECOMMENDATION
In light of our existing progress and strategy for GHG emissions reporting, which is appropriately tailored to our business and includes inaugural Scope 1 and 2 GHG emissions disclosure in 2025, the Board recommends that you vote “AGAINST” this shareholder proposal.
[11]
Based on an analysis of the Company’s fiscal year 2023 revenues against net revenues or sales for the most recently completed fiscal year reported in an annual report on Form 10-K or comparable annual report available as of February 10, 2025.

2025 PROXY STATEMENT	78

Audit Committee Report
The Audit Committee of the Board of Directors consists of five directors who are independent under the Company's Director Independence Standards, the NYSE listed company standards and applicable SEC standards. The Audit Committee represents and assists the Board in fulfilling its oversight responsibility regarding the Company's financial statements and the financial reporting process, the internal control over financial reporting, the performance of the internal audit function and the independent registered public accounting firm, the qualifications and independence of the independent registered public accounting firm, the annual independent audit of Wolverine Worldwide's financial statements and internal control over financial reporting and compliance with legal and regulatory requirements. The Audit Committee is directly responsible for appointing, retaining, compensating, overseeing, evaluating and terminating (if appropriate) Wolverine Worldwide's independent registered public accounting firm. Wolverine Worldwide's management has primary responsibility for the financial statements and the financial reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements and the systems of internal controls and other procedures designed to promote compliance with accounting standards and applicable laws and regulations. Wolverine Worldwide's independent registered public accounting firm is responsible for expressing an opinion on the conformity of Wolverine Worldwide's financial statements with generally accepted accounting principles and for auditing the effectiveness of Wolverine Worldwide's internal control over financial reporting.
The Audit Committee has taken steps to provide assurances regarding Audit Committee composition and procedures, the independence of Wolverine Worldwide's independent registered public accounting firm and the integrity of Wolverine Worldwide's financial statements and disclosures. These steps include: (i) reviewing the Audit Committee Charter; (ii) reviewing with legal counsel and the independent registered public accounting firm the Accounting and Finance Code of Ethics; (iii) maintaining financial, accounting and business ethics complaint procedures to allow employees, shareholders and the public to report concerns regarding Wolverine Worldwide's financial statements, internal controls and disclosures; and (iv) reviewing procedures for the Audit Committee to pre-approve all audit and non-audit services provided by Wolverine Worldwide's independent registered public accounting firm.
As part of its supervisory duties, the Audit Committee has reviewed Wolverine Worldwide's audited financial statements for the fiscal year ended December 28, 2024, and has discussed those financial statements with Wolverine Worldwide's management and internal financial staff, and the internal auditors and independent registered public accounting firm with and without management present. The Audit Committee has also reviewed and discussed the following with Wolverine Worldwide's management and the financial staff, and with the internal auditors and independent registered public accounting firm with and without management present:
•	Accounting and financial principles and significant assumptions, estimates and matters of judgment used in preparing the financial statements
•	Allowances and reserves for accounts receivable, inventories and taxes
•	Accounting for acquisitions, pension plans and equity-based compensation plans
•	Goodwill and intangible asset impairment analysis
•	Other significant financial reporting issues and practices
The Audit Committee has discussed with Wolverine Worldwide's independent registered public accounting firm the results of its examinations and its judgments concerning the quality, as well as the acceptability, of Wolverine Worldwide's accounting principles and such other matters that it is required to discuss with the independent registered public accounting firm under applicable rules, regulations or generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed their independence from Wolverine Worldwide and Wolverine Worldwide's management with them, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the
2025 PROXY STATEMENT	79

scope of all fees paid to the independent registered public accounting firm during the year. After, and in reliance upon the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 28, 2024, be included in Wolverine Worldwide's Annual Report on Form 10-K for the year then ended to be filed with the SEC.
Respectfully submitted,
Jeffrey M. Boromisa (Chair)
Stacia Andersen
William K. Gerber
David T. Kollat
Brenda J. Lauderback
2025 PROXY STATEMENT	80

Independent Registered Public Accounting Firm
The Audit Committee has adopted a policy under which the Audit Committee must approve all audit and non-audit services provided by the Company's independent registered public accounting firm, Ernst & Young LLP, and which prohibits Ernst & Young LLP from providing any non-audit services that are prohibited by the SEC or the PCAOB. The Audit Committee provides categorical pre-approval for routine and recurring services, with specific service descriptions and budgets that include sufficient information to confirm the determination that the provision of such service will not impair the independent registered public accounting firm’s independence. All services not within the specifically pre-approved service descriptions and budgets require engagement specific pre-approval. With certain exceptions (such as pre-approval of audit services), the Audit Committee may delegate engagement specific pre-approval to one or more Audit Committee members, and has so delegated in certain instances to the Audit Committee Chairperson. Management must communicate to the Audit Committee at its next regularly scheduled meeting any services approved by an Audit Committee member. The Audit Committee pre-approved all fees paid to Ernst & Young LLP for services performed in 2024 and 2023. The aggregate fees billed by Ernst & Young LLP for audit and non-audit services were:

	2024	2023
Audit Fees[1]	$ 2,767,100	$ 3,027,500
Audit-Related Fees	$—	$—
Total Audit & Audit-Related Fees	$ 2,767,100	$ 3,027,500
Tax Fees[2]
Tax Compliance	$710,600	$596,500
Tax Planning & Advisory	$138,400	$140,500
Total Tax Fees	$849,000	$737,000
All Other Fees	$—	$—
TOTAL FEES	$ 3,616,100	$ 3,764,500

1
“Audit Fees” are comprised of fees for the annual audit, including the audit of internal control over financial reporting, interim reviews of the financial statements included in Wolverine Worldwide's Quarterly Reports on Form 10-Q, foreign statutory audits, consultations concerning accounting matters associated with the annual audit, and audit services performed in connection with registration statements and issuance of comfort letters and consents.

2	“Tax Fees” are comprised of fees for the preparation of domestic and foreign tax returns, tax compliance services, and routine tax advisory and tax planning services.
The Audit Committee has adopted a policy restricting the Company's hiring of current or former partners or employees of the independent registered public accounting firm retained by the Company.
2025 PROXY STATEMENT	81

Related Party Matters
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Since December 31, 2023, the Company has not engaged in any “related person” transactions with any person who is or was during the last fiscal year a director, executive officer, nominee for director or holder of 5% or more of Company voting securities, affiliate or any member of the immediate family of the foregoing persons.
RELATED PERSON TRANSACTIONS POLICY
The Board adopted written policies and procedures regarding related person transactions. They require the Governance Committee to review and either approve or disapprove the Company entering into any Interested Transactions (defined below). If advance approval is not feasible, then the Governance Committee must review and ratify the Interested Transaction at its next meeting.

Interested Transaction	Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:
	(1)	The aggregate amount involved exceeds or is expected to exceed $120,000 since the beginning of Wolverine Worldwide's last completed fiscal year;
	(2)	The Company or any of its subsidiaries is a participant; and
	(3)	Any Related Person (defined below) has or will have a direct or indirect interest.

An Interested Transaction does not include:
(1)
Any employment compensation paid to an executive officer of the Company if the Compensation and Human Capital Committee approved or recommended to the Board of Directors for approval of such compensation;

	(2)	Any compensation paid to a director for service as a director of the Company;
(3)
Any transaction in which a Related Person has an indirect interest solely as a result of being (i) a director or, together with all other Related Persons, as defined below, a less than 10% beneficial owner of an equity interest in another entity, or both, or (ii) a limited partner in a partnership in which the Related Person, together with all other Related Persons, has an interest of less than 10%;

(4)
Any transaction in which the Related Person's interest arises solely from the ownership of the Company's common stock and all holders of the Company's common stock received the same benefit on a pro rata basis (e.g., a dividend); or

(5)
Any transaction with another publicly traded company where the Related Person's interest arises solely from the ownership of more than 5% of the Company's common stock and the ownership of a non-controlling interest in the other publicly traded company.

Related Person	Any:
(a)
Person who is or was at any time since the beginning of the Company's last completed fiscal year even if they do not presently serve in that role, an executive officer, a director or, to the extent information regarding such nominee is being presented in a proxy or information statement relating to the election of that nominee as a director, a nominee for election as a director;

	(b)	Beneficial owner of greater than five percent of Wolverine Worldwide's common stock; or
	(c)	Immediate family member* of any of the foregoing.

*
Immediate family member is defined as a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law, and anyone residing in such person's home (other than a tenant or employee).

The Governance Committee considers whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the Related Person's interest in the transaction, and other factors that it deems relevant. No director participates in any discussion or approval of an Interested Transaction for which he or she is a Related Person, except to provide information to the Governance Committee.
2025 PROXY STATEMENT	82

Additional Information
SHAREHOLDERS LIST
For information about how to view the list of shareholders entitled to vote at the Annual Meeting during the ten days preceding the Annual Meeting, please visit our 2025 Annual Meeting website at www.wolverineworldwide.com/2025annualmeeting.
DIRECTOR AND OFFICER INDEMNIFICATION
The Company indemnifies its directors and NEOs to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company.
SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT
Pursuant to SEC Rule 14a-8, some shareholder proposals may be eligible for inclusion in Wolverine Worldwide's 2026 Proxy Statement and proxy card. Any such shareholder proposals must be submitted in writing to the Secretary of Wolverine Worldwide no later than the close of business on November 19, 2025. You should address all shareholder proposals to the attention of Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive, NE, Rockford, Michigan 49351.
OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING
The Company's By-Laws require that any shareholder proposal that is not submitted for inclusion in next year's Proxy Statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2026 Annual Meeting of Shareholders, must be received at the Company's principal executive offices by the close of business not less than 90 days nor more than 120 days prior to the first anniversary of the 2025 Annual Meeting. As a result, proposals, including director nominations submitted pursuant to these provisions of the By-Laws, must provide the information set forth in the By-Laws (which includes information required under Rule 14a-19) and be received no earlier than January 1, 2026 and no later than the close of business on January 31, 2026. You should address a proposal to Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive, NE, Rockford, Michigan 49351, and include the information and comply with the requirements set forth in those By-Laws, which the Company has posted on its website. SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder's compliance with this deadline.
VOTING SECURITIES
Shareholders of record at the close of business on March 3, 2025, are eligible to vote at the Annual Meeting. The Company's voting securities consist of its $1.00 par value common stock, and there were 81,034,798 shares outstanding and entitled to vote on the record date. Each share outstanding on the record date will be entitled to one vote on each director nominee and one vote on each other matter. Treasury shares are not voted. Individual votes of shareholders are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual shareholder voting records is limited to the independent inspectors of election and certain employees of the Company and its agents who acknowledge their responsibility to comply with this policy of confidentiality.
CONDUCT OF BUSINESS
A majority of the outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the meeting if you are present at the Annual Meeting and entitled to vote, a proxy card has already been properly submitted by you or on your behalf, or you have submitted your proxy by telephone or by internet, or by completing, signing, dating and returning the accompanying proxy card or voting instruction form by mail in the enclosed envelope. Both abstentions and broker non-votes (explained below in “Vote Required for Election and Approval”) are counted as present for the purpose of determining the presence of a quorum.
2025 PROXY STATEMENT	83

VOTE REQUIRED FOR ELECTION AND APPROVAL
For Proposal 1, Election of Directors for Terms Expiring in 2028, directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “for” a Director nominee exceeds the number of votes cast “against” the Director nominee. If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, under the Company's Corporate Governance Guidelines, the director is required to submit a letter of resignation to the Board for consideration by the Governance Committee. The Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Governance Committee and the Board, in making their decisions, may implement any procedures they deem appropriate and may consider any factor or other information that they deem relevant. The Board will then act on the tendered resignation, taking into account the Governance Committee's recommendation, and will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding that resignation. If the resignation is not accepted, the director will continue to serve until the next annual meeting of shareholders at which such director faces re-election and until such director's successor is elected and qualified.
Proposal 2, Advisory Resolution to Approve Executive Compensation, requires the affirmative vote of a majority of votes cast affirmatively or negatively on the matter.
Proposal 3, Ratification of Appointment of Independent Registered Public Accounting Firm, requires the affirmative vote of a majority of votes cast affirmatively or negatively on the matter.
Proposal 4, Shareholder Proposal regarding greenhouse gas emissions disclosures and targets, requires the affirmative vote of a majority of votes cast affirmatively or negatively on the matter.
Generally, brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter.
Abstentions and broker non-votes are not considered “votes cast.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors and will have no effect on the outcome of any other matters proposed for a vote at the Annual Meeting.
VOTING RESULTS OF THE ANNUAL MEETING
The Company will announce preliminary voting results at the Annual Meeting and publish final results in a Form 8-K within four business days following the Annual Meeting. If final results are not known within four business days of the Annual Meeting, then the Company will file a Current Report on Form 8-K with the preliminary results and file an amended Current Report on Form 8-K within four business days of the availability of the final results.
ATTENDING THE ANNUAL MEETING
You may vote shares held directly in your name as the shareholder of record at the Annual Meeting. If you choose to vote at the meeting, please access instructions as set forth in the Notice of annual meeting. Even if you plan to attend the Annual Meeting, Wolverine Worldwide recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. You may vote shares held in “street name” through a brokerage account or by a bank or other nominee if you obtain a proxy from the record holder giving you the right to vote the shares. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
2025 PROXY STATEMENT	84

MANNER FOR VOTING PROXIES
The shares represented by all valid proxies received by telephone, by internet or by mail will be voted in the manner specified. Where the shareholder has not indicated a specific choice, the shares represented by all valid proxies received will be voted in accordance with the Board's recommendations as follows: (1) for each of the nominees for directors named earlier in this Proxy Statement, (2) for approval of the advisory resolution to approve executive compensation, (3) for ratification of the appointment of the independent registered public accounting firm and (4) against the shareholder proposal regarding greenhouse gas emissions disclosures and targets. The Board has not received timely notice of any other matter that may come before the Annual Meeting. However, should any matter not described above be properly presented at the Annual Meeting, the persons named in the proxy form will vote in accordance with their judgment, as permitted.
REVOCATION OF PROXIES
A shareholder who gives a proxy may revoke it at any time before it is exercised by voting at the Annual Meeting in the manner described in the Notice of 2025 Annual Meeting of Shareholders, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of the Board, and the Company will pay the expenses of solicitation of proxies for the Annual Meeting. Solicitations may be made in person or by telephone, by officers and employees of the Company, or by nominees or other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by the nominees or other fiduciaries. These individuals will not be paid any additional compensation for any such solicitation. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of the Company's common stock.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
If you are the beneficial owner, but not the record holder, of shares of Wolverine Worldwide stock, your broker, bank or other nominee may only deliver one copy of this Proxy Statement and the Company's 2024 Annual Report to multiple shareholders who share an address, unless that nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and its 2024 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and annual report, now or in the future, or shareholders who share an address and receive multiple copies of the Proxy Statement and annual report but would like to receive a single copy, should submit this request to Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future should make a request directly to their broker, bank or other nominee.
ACCESS TO PROXY STATEMENT AND ANNUAL REPORT
Distribution of this Proxy Statement and enclosed proxy card to shareholders is scheduled to begin on or about March 19, 2025. Wolverine Worldwide's financial statements for the fiscal year ended December 28, 2024, are included in the Company's 2024 Annual Report, which the Company is providing to shareholders at the same time as this Proxy Statement. Wolverine Worldwide's Proxy Statement for the 2025 Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 28, 2024 are available at www.wolverineworldwide.com/2025annualmeeting. If you have not received or do not have access to the 2024 Annual Report, write to: Wolverine World Wide, Inc., 9341 Courtland Drive, NE, Rockford, Michigan 49351, Attn: Investor Relations or call (616) 866-5500 and ask for Investor Relations, and the Company will send a copy to you without charge.
2025 PROXY STATEMENT	85

APPENDIX A
APPENDIX A – Forward Looking
Statements and Non-GAAP Reconciliation Tables
2025 PROXY STATEMENT	A-1

APPENDIX A
FORWARD-LOOKING STATEMENTS
This document contains “forward-looking statements,” which are statements relating to future, not past, events, including, without limitation, statements relating to: the Company's expectations regarding Saucony revenue in 2025; the potential profitable growth of the Company's brands and sustainable long-term growth; future director appointments, background and expertise; the opportunities for our brands; and our approach in 2025 and beyond to expand profitability while investing to drive sustainable growth and focusing on maximizing shareholder returns and value. In this context, forward-looking statements often address management’s current beliefs, assumptions, expectations, estimates and projections about future business and financial performance, national, regional or global political, economic and market conditions, and the Company itself. Such statements often contain words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “should,” “will,” variations of such words, and similar expressions. Forward-looking statements, by their nature, address matters that are, to varying degrees, uncertain. Uncertainties that could cause the Company’s performance to differ materially from what is expressed in forward-looking statements include, but are not limited to, the following:
•
changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold;

•	the inability for any reason to effectively compete in global footwear, apparel and direct-to-consumer markets;
•	the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences;
•	the inability to effectively manage inventory levels;
•	increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export;
•	foreign currency exchange rate fluctuations and currency restrictions;
•
supply chain and capacity constraints, production and distribution disruptions, including service interruptions at shipping and receiving ports, reduction in operating hours, labor shortages, and facility closures resulting in production delays at the Company’s manufacturers, quality issues, price increases or other risks associated with foreign sourcing;

•	the cost, including the effect of inflationary pressures and availability of raw materials, inventories, services and labor for contract manufacturers;
•	changes in relationships with, including the loss of, significant wholesale customers;
•	risks related to the significant investment in, and performance of, the Company’s direct-to-consumer operations;
•	risks related to expansion into new markets and complementary product categories;
•	the impact of seasonality and unpredictable weather conditions;
•	the impact of changes in general economic conditions and/or the credit markets on the Company’s manufacturers, distributors, suppliers, joint venture partners and wholesale customers;
•	changes in the Company’s effective tax rates;
•	failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company;
•	the risks of doing business in developing countries and politically or economically volatile areas;
•	the ability to secure and protect owned intellectual property or use licensed intellectual property;
•
legal compliance and litigation risks, including with respect to federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and environmental effects on human health;

2025 PROXY STATEMENT	A-2

APPENDIX A
•
risks of breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events;

•	strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, including Sweaty Betty®;
•	risks related to stockholder activism;
•	the risk of impairment to goodwill and other intangibles;
•	the success of the Company's restructuring and realignment initiatives undertaken from time to time; and
•	changes in future pension funding requirements and pension expenses.
These or other uncertainties could cause a material difference between an actual outcome and a forward-looking statement. The uncertainties included here are not exhaustive and are described in more detail in Part I, Item 1A: “Risk Factors” of the Annual Report on Form 10-K. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company does not undertake an obligation to update, amend or clarify forward looking statements, whether as a result of new information, future events or otherwise. Any standards of measurement and performance made in reference to our environmental, social, governance and other sustainability plans and goals are developing and based on assumptions, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation or prospect can or will be achieved.
2025 PROXY STATEMENT	A-3

APPENDIX A
NON-GAAP RECONCILIATION TABLES
The following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:
RECONCILIATION OF REPORTED EARNINGS (LOSS) BEFORE INCOME TAXES
TO ADJUSTED EARNINGS (LOSS) BEFORE INCOME TAXES (PRE-TAX INCOME)*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments(1)	As Adjusted
Earnings (loss) before income taxes - Fiscal 2024	$61.6	$30.9	$92.5
Earnings (loss) before income taxes - Fiscal 2023	$ (134.2)	$ 139.0	$4.8
Earnings (loss) before income taxes - Fiscal 2022	$ (252.9)	$ 386.0	$ 133.1
Earnings (loss) before income taxes - Fiscal 2021	$80.3	$ 111.2	$ 191.5
Earnings (loss) before income taxes - Fiscal 2020	$ (184.1)	$ 276.5	$92.4

(1)
2024 adjustments reflect $28.6 million of reorganization costs, $10.8 million loss associated with Sperry business and Wolverine Leathers business results included in the consolidated condensed statement of operations, $9.3 million for non-cash impairments of long-lived assets and $1.0 million of pension settlement costs, partially offset by $8.5 million gain on the sale of businesses, trademarks and long-lived assets and $10.3 million of environmental and other related costs net of recoveries.. 2023 adjustments reflect $185.3 million for non-cash impairments of long-lived assets, $50.8 million of reorganization costs, $5.5 million of costs associated with divestitures, partially offset by $90.4 million gain on the sale of businesses, trademarks and long-lived assets, $10.4 million of environmental and other related costs net of recoveries, $1.0 million SERP curtailment gain and $0.8 million earnings associated with the Keds business and Wolverine Leathers business results included in the consolidated condensed statement of operations. 2022 adjustments reflect $428.7 million for a non-cash impairment of the Sperry® trade name and the Sweaty Betty® trade name and goodwill, $9.1 million for reorganization costs, $33.7 million of environmental and other related costs net of recoveries, $3.7 million of costs associated with Sweaty Betty® integration and $0.8 million of receivables securitization transaction costs, partially offset by $90.0 million gain on the sale of the Champion trademarks. 2021 adjustments reflect $56.4 million of environmental and other related costs net of recoveries, $34.3 million of debt extinguishment costs, $18.7 million of costs associated with the acquisition of Sweaty Betty® and $1.8 million for non-cash impairment related to one of the Company's joint ventures. 2020 adjustments reflect $222.2 million for a non-cash impairment of the Sperry® trade name, $37.7 million of expenses related to the COVID-19 pandemic including $10.9 million of severance expenses, $8.5 million of credit loss expenses, $4.9 million of inventory charges, $3.9 million of air freight charges related to production delays, $3.6 million of facility exit costs and $5.9 million of other costs, $5.5 million of debt extinguishment costs and $11.1 million of environmental and other related costs net of recoveries.

* To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what earnings would have been if environmental and other related costs net of recoveries, non-cash impairments of assets and goodwill, pension settlement costs, SERP curtailment gain, loss associated with the Sperry and Wolverine Leathers businesses included in the 2024 consolidated condensed statement of operation, earnings associated with the Keds and Wolverine Leathers businesses included in the 2023 consolidated condensed statement of operation, Sweaty Betty® integration costs, reorganization costs, receivable securitization transaction costs, costs associated with acquisitions and divestitures, debt extinguishment costs, non-cash impairment related to one of the Company's joint ventures, gains on the sale of businesses and assets and costs related to the COVID-19 pandemic including air freight costs, credit loss expenses, severance expenses and other related costs were excluded. The Company believes this non-GAAP measure provides useful information to both management and investors by increasing comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in the Company's business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.
Management does not, nor should investors, consider non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this Proxy Statement, to the most directly comparable GAAP measures are found in the financial tables above.
2025 PROXY STATEMENT	A-4

WOLVERINE worldwide

WOLVERINE WORLD WIDE, INC.
9341 COURTLAND DRIVE, NE
ROCKFORD, MI 49351

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 30, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WWW2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 30, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68596-P22371

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WOLVERINE WORLD WIDE, INC.

Company Proposals:

The Board of Directors recommends a vote FOR each of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

	For	Against	Abstain
1. Election of Directors:			
1a. Jeffrey M. Boromisa	☐	☐	☐
1b. Christopher E. Hufnagel	☐	☐	☐

Shareholder Proposal:

The Board of Directors recommends a vote AGAINST Proposal 4, if properly presented.

	For	Against	Abstain
4. Shareholder proposal regarding greenhouse gas emissions disclosures and targets.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment of postponement thereof.

IMPORTANT - Please sign exactly as your name(s) appear(s) on this Proxy. When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. **If shares are held jointly, each holder must sign.**

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

WOLVERINE WORLD WIDE, INC.

9341 Courtland Drive, NE
Rockford, Michigan 49351

Wolverine World Wide, Inc. will be holding its Annual Meeting of Shareholders on May 1, 2025, at 10:00 a.m. EDT in a virtual format designed to provide shareholders the same rights and opportunities to participate that they would have at an in-person meeting. To attend the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/WWW2025 and enter the 16-digit control number found on the reverse side of this proxy card.

The enclosed Notice of 2025 Annual Meeting of Shareholders provides information regarding the matters that are expected to be voted on at the meeting. Your vote is important to us. Even if you plan to attend the meeting, please read the enclosed materials and vote through the Internet, by telephone or by mailing the proxy card.

As always, Wolverine encourages you to vote these shares before the Annual Meeting.

Telephone and Internet Voting
On the reverse side of this card are instructions on how to vote through the Internet or by telephone. Please consider voting through one of these methods. Your vote will be recorded as if you mailed in your proxy card.

Thank you in advance for your participation in our 2025 Annual Meeting.

Wolverine World Wide, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

V68597-P22371

WOLVERINE WORLD WIDE, INC.
Annual Meeting of Shareholders
May 1, 2025 10:00 A.M. EDT
This Proxy is solicited by the Board of Directors

The undersigned shareholder hereby appoints Christopher E. Hufnagel and David A. Latchana, and each of them, each with full power of substitution, as proxies to represent the undersigned shareholder and to vote all shares of Common Stock of Wolverine World Wide, Inc. that the shareholder would be entitled to vote on all matters that properly come before the Annual Meeting of Shareholders to be held virtually on Thursday, May 1, 2025, at 10:00 a.m. Eastern Daylight Time or any adjournment or postponement thereof.

If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified herein. If this Proxy is properly executed but no specification is made, the shares represented by this Proxy will be voted FOR each of the director nominees listed in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4, if properly presented. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may properly come before the meeting, or any adjournment or postponement thereof (including for the election of a substitute nominee to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve).

PLEASE DO NOT VOTE BY MORE THAN ONE METHOD. THE LAST VOTE RECEIVED WILL BE THE OFFICIAL VOTE. DO NOT RETURN THIS PROXY IF YOU ARE VOTING BY THE INTERNET OR BY TELEPHONE.

(CONTINUED AND TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE.)